Filed Pursuant to Rule 424(b)(3)
Registration No. 333-271155
PROSPECTUS
Ermenegildo Zegna N.V.
Up to 189,902,164 Ordinary Shares

This prospectus relates to the offer and sale from time to time by the selling shareholders or their permitted transferees (collectively, the “selling shareholders”) of up to 189,902,164 of our ordinary shares, nominal value €0.02 per share (“Ordinary Shares”). Such Ordinary Shares include: (i) up to 32,623,099 Ordinary Shares issued to certain selling shareholders concurrently with the closing of the business combination (the “Business Combination”) between us and Investindustrial Acquisition Corp. (“IIAC”) in connection with the PIPE Financing (as defined below) and the Offset PIPE Financing (as defined below), for a purchase price of $10.00 per share; (ii) up to 407,190 Ordinary Shares issued upon the cashless exercise (at an exercise ratio of 0.277 Ordinary Shares per warrant so exercised, in accordance with the terms of the warrant agreement) of our private placement warrants (the “Private Placement Warrants”); the Private Placement Warrants were issued by us in a private placement transaction in connection with the Business Combination: 5,900,000 of such Private Placement Warrants were issued by us in exchange for the private placement warrants originally issued by IIAC at the time of its initial public offering at a purchase price of $1.50 per warrant and 800,000 of such Private Placement Warrants were granted by us to certain of our directors; and (iii) up to 156,871,875 Ordinary Shares currently held by certain selling shareholders, including (a) up to 155,400,000 Ordinary Shares held by the Zegna Initial Shareholders (as defined below), which were acquired by such holders over the course of many years prior to the Business Combination, when the Company was still a privately held company; Monterubello (as defined below), which holds 149,734,550 Ordinary Shares (representing 59.9% of the total Ordinary Shares outstanding as of May 18, 2023 and 78.9% of the Ordinary Shares registered hereunder), is Zegna’s controlling shareholder and is owned by members of the Zegna family which founded Zegna’s business in 1910, and (b) up to 1,471,875 Ordinary Shares issued by us to holders of Class B Shares (as defined below) of IIAC, being the IIAC Initial Shareholders (as defined below), in consideration for their contribution of such Class B Shares in connection with the Business Combination; such Class B Shares had been originally purchased by the IIAC Sponsor (as defined below) for a purchase price of approximately $0.002 per share, as disclosed in the registration statement on Form S-1 filed by IIAC. See also “Selling Shareholders”.
This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
We are registering the resale of the securities described above to satisfy certain registration rights we have granted to the holders of such securities, including under the Registration Rights Agreement (as defined below), the PIPE Subscription Agreements (as defined below) and the Offset Subscription Agreements (as defined below). We are registering these securities for resale by the selling shareholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer. The securities registered hereunder, including the Ordinary Shares held by Monterubello, represent approximately 76% of the Ordinary Shares issued and outstanding as of May 18, 2023, and were purchased by certain of the selling shareholders for prices considerably below the current market price of the Ordinary Shares. The selling shareholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the selling shareholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The sale of such securities in the public market by the selling shareholders, or the perception that those sales might occur, could depress the market price of the Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of the Ordinary Shares. The selling shareholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section titled “Plan of Distribution”. In connection with any sales of the securities offered hereunder, the selling shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended.
All of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from the sale of Ordinary Shares by the selling shareholders.
We have paid and will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution”.
The Ordinary Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “ZGN”. On June 7, 2023, the closing sale price as reported on NYSE of the Ordinary Shares was $11.79 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our principal executive offices are located at Viale Roma 99/100, 13835 Valdilana loc. Trivero, Italy.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 5 of this prospectus and the other information included in or incorporated by reference in the prospectus and the applicable prospectus supplements.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 8, 2023

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You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment or any free writing prospectus prepared by or on our behalf. Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment, is accurate only as of the date of the applicable document or such other date stated in the applicable document, and our business, financial condition, results of operations and/or prospects may have changed since those dates.
Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
Information on our website is not included or incorporated by reference in this prospectus.
We will not receive any proceeds from the sale of Ordinary Shares to be offered by the selling shareholders. We will bear our costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
To the extent required, we and the selling shareholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus.
No offer of these securities will be made in any jurisdiction where the offer is not permitted.
In this prospectus, unless otherwise specified, the terms “we,” “our,” “us,” the “Group,” the “Company” and “Zegna” refer to the Registrant, Ermenegildo Zegna N.V., a Dutch public limited liability company (naamloze vennootschap), following the Conversion and, prior to the Conversion, to Ermenegildo Zegna Holditalia S.p.A., a joint stock company incorporated under Italian law, in each case together with its consolidated subsidiaries, or any one or more of them, as the context may require.
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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information filed subsequently with the SEC will automatically update and supersede earlier information.
We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.
We incorporate by reference in this prospectus the following information:
•our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 6, 2023;
•Exhibit 99.2 to the current report on Form 6-K furnished to the SEC on April 20, 2023;
•Exhibit 99.2 to the current report on Form 6-K furnished to the SEC on April 28, 2023;
•the description of Ordinary Shares contained in our registration statement on Form 8-A filed on December 17, 2021 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with all amendments and reports filed for the purpose of updating that description;
•any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed; and
•any future reports on Form 6-K (or portions thereof) that we furnish to the SEC after the date of this prospectus only to the extent that such reports expressly state that they are (or such portions are) incorporated by reference in this prospectus.
You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on those documents.
You may request a copy of any and all of the information that has been incorporated by reference in this prospectus, at no cost, upon written or oral request made to Ermenegildo Zegna N.V., Viale Roma 99/100, 13835 Valdilana loc. Trivero, Italy, Tel. +39 01575911; Attention: General Counsel.
We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You can read our SEC filings, including the registration statement of which this prospectus forms a part, over the internet at the SEC’s website at www.sec.gov and at our website at https://ir.zegnagroup.com.
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CERTAIN DEFINED TERMS
In this prospectus:
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.
“Audit Committee” means the audit committee of the Zegna Board.
“Business Combination” means the business combination between Zegna and IIAC, which was completed on December 17, 2021.
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of July 18, 2021, by and among IIAC, Zegna, and Zegna Merger Sub, as amended or supplemented from time to time.
“Class A Shares” means the Class A ordinary shares, par value $0.0001 per share, of IIAC prior to the Merger.
“Class B Shares” means the Class B ordinary shares, par value $0.0001 per share, of IIAC prior to the Merger.
“Closing” means the closing of the Business Combination.
“Closing Date” means December 17, 2021.
“Compensation Committee” means the compensation committee of the Zegna Board.
“Conversion” means the cross-border conversion whereby, on December 17, 2021, Zegna, by means of the execution of a Dutch notarial deed of cross-border conversion and amendment of its articles of association, converted into a Dutch public limited liability company (naamloze vennootschap) and transferred its legal seat from Italy to the Netherlands and amended its articles of association, as a result of which Zegna assumed its current legal name “Ermenegildo Zegna N.V.”
“DCGC” means the Dutch Corporate Governance Code.
“DOSs” means directly operated stores.
“DTC” means direct-to-consumer.
“Effective Time” means the time the Merger became effective on the Closing Date.
“Escrowed Shares” means the portion of the Ordinary Shares issued to the IIAC Initial Shareholders (in exchange for their Class B Shares) which are currently held in escrow subject to the release conditions described in the Business Combination Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Forward Purchase Agreement” means the forward purchase agreement between IIAC and the FPA Purchaser, dated as of November 18, 2020, as amended on July 26, 2021.
“FPA Purchaser” means Strategic Holding Group S.à r.l., an affiliate of the IIAC Sponsor.
“Hedged Positions” means the hedging positions and arrangements that effectively transfer the economic interest of any member of the Sponsor Group in Zegna to a third party (e.g., forward sale contracts); provided, that the definition of “Hedged Positions” shall not include hedging positions and arrangements (a) in which the economic interest of any member of the Sponsor Group in Zegna is retained (e.g., pledges and margin loans), (b) that minimize exposure to certain risks independent of the business operations of Zegna (e.g., currency exchange swaps) or (c) that marginally cap or limit the upside/downside risk of any member of the Sponsor Group while maintaining material
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economic exposure (e.g., puts, calls and collars), as determined in good faith by the Zegna Board and such member of the Sponsor Group.
“IIAC” means Investindustrial Acquisition Corp., a Cayman Islands exempted company.
“IIAC Initial Shareholders” means the FPA Purchaser, Sergio P. Ermotti, Audeo Advisors Limited, Jose Joaquin Guell Ampuero, Dante Roscini and Tensie Whelan.
“IIAC Private Placement Warrants” means the warrants that were issued to the IIAC Sponsor in a private placement at the time of the IIAC initial public offering consummated on November 23, 2020, each of which was exercisable for one Class A Share at an exercise price of $11.50 per share.
“IIAC Public Warrants” means warrants to acquire Class A Shares, issued as part of units in the IIAC initial public offering consummated on November 23, 2020, at an initial exercise price of $11.50 per share.
“IIAC Sponsor” means Investindustrial Acquisition Corp. L.P., a limited partnership incorporated in England and Wales.
“IIAC Sponsor Lock-Up Agreement” means the lock-up agreement, entered into at the Closing, by and among Zegna, IIAC Sponsor and the IIAC Initial Shareholders.
“Insider PIPE Subscribers” means certain inside subscribers among the PIPE Investors (including the FPA Purchaser, Sergio P. Ermotti and Ermenegildo Zegna di Monte Rubello).
“Lead Non-Executive Director” means the Zegna Director serving as lead non-executive director.
“Loyalty Register” means the separate part of Zegna’s shareholder register instrumental to Zegna’s loyalty voting structure.
“Merger” means the merger of Zegna Merger Sub with and into IIAC, with IIAC being the surviving company.
“Minimum Holding Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) by the Sponsor Group, of at least 5% of the issued and outstanding Ordinary Shares, excluding (i) any Hedged Positions as evidenced by the IIAC Sponsor in writing and (ii) any Escrowed Shares that have not been released from escrow to the applicable Sponsor Group member.
“Monterubello” means Monterubello s.s., an Italian società semplice.
“NYSE” means the New York Stock Exchange.
“Offset PIPE Financing” means the private placement of 12,500,000 Ordinary Shares to the Offset PIPE Investors pursuant to the Offset Subscription Agreements.
“Offset PIPE Investors” means investors in the Offset PIPE Financing pursuant to the Offset Subscription Agreements.
“Offset Subscription Agreements” means those certain subscription agreements entered into on December 16, 2021, among IIAC, Zegna and the Offset PIPE Investors named therein.
“Ordinary Shares” means the ordinary shares, nominal value €0.02 per share, of Zegna.
“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.
“PIPE Financing” means the private placement of 25,000,000 Ordinary Shares to the PIPE Investors, for gross proceeds to Zegna in an aggregate amount of approximately $250,000,000, pursuant to the PIPE Subscription Agreements.
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“PIPE Investors” means the investors (including the Insider PIPE Subscribers) in the PIPE Financing pursuant to the PIPE Subscription Agreements.
“PIPE Shares” means the 37,500,000 Ordinary Shares that were issued to certain shareholders in connection with the closing of a private placement offering concurrent with the Closing.
“PIPE Subscription Agreements” means those certain subscription agreements entered into on July 18, 2021, among IIAC, Zegna and the PIPE Investors named therein relating to the PIPE Financing.
“Private Placement Warrants” means warrants to acquire Ordinary Shares on the same contractual terms and conditions as the IIAC Private Placement Warrants, which were exercised or redeemed in 2023 in connection with the Warrant Redemption.
“Public Warrants” means warrants to acquire Ordinary Shares on the same contractual terms and conditions as the IIAC Public Warrants, which were exercised or redeemed in 2023 in connection with the Warrant Redemption.
“Registration Rights Agreement” means the registration rights agreement entered into at Closing, pursuant to which the IIAC Initial Shareholders and the Zegna Initial Shareholders have been granted certain registration rights with respect to their respective equity securities in Zegna, in each case, on the terms and subject to the conditions in such registration rights agreement.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Shareholders Agreement” means the shareholders agreement entered into at Closing by and among Zegna, the IIAC Sponsor, Monterubello and Mr. Ermenegildo Zegna.
“Sponsor Group” means the IIAC Sponsor together with its Affiliates.
“Sponsor Nominee” means the Zegna Non-Executive Director to be nominated by the IIAC Sponsor in accordance with the Zegna Articles of Association.
“Terms and Conditions of the Zegna Special Voting Shares” means the terms and conditions that apply to the issuance, allocation, acquisition, conversion, sale, holding, repurchase and transfer of the Zegna Special Voting Shares and certain aspects of the registration of the Ordinary Shares in the Loyalty Register.
“Warrant Redemption” means the redemption of all our outstanding Warrants pursuant to the Notice of Redemption dated January 26, 2023, which was completed on February 27, 2023.
“Warrants” means, collectively, the Public Warrants and the Private Placement Warrants.
“Zegna Articles of Association” means the articles of association of Zegna.
“Zegna Board” means Zegna’s board of directors.
“Zegna Board Regulations” means the regulations of the Zegna Board, as amended or supplemented from time to time.
“Zegna Director” means a Zegna Executive Director or a Zegna Non-Executive Director.
“Zegna Executive Director” means an executive member of the Zegna Board.
“Zegna General Meeting” means the corporate body that consists of the shareholders of Zegna and all other Persons with meeting rights and also the meeting in which shareholders of Zegna and all other Persons with meeting rights assemble, as the case may be.
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“Zegna Initial Shareholders” means, collectively, Monterubello, Ermenegildo Zegna and the other shareholders of Zegna immediately prior to the Closing.
“Zegna Merger Sub” means EZ Cayman, a Cayman Islands exempted company.
“Zegna Non-Executive Director” means a non-executive member of the Zegna Board.
“Zegna Shareholders Lock-Up Agreement” means the lock-up agreement, entered into at the Closing, by and among Zegna and the Zegna Initial Shareholders.
“Zegna Special Voting Shares” means, collectively, the Zegna Special Voting Shares A, the Zegna Special Voting Shares B and the Zegna Special Voting Shares C.
“Zegna Special Voting Shares A” means the special voting shares class A, nominal value of €0.02 per share, of Zegna.
“Zegna Special Voting Shares B” means the special voting shares class B, nominal value of €0.08 per share, of Zegna.
“Zegna Special Voting Shares C” means the special voting shares class C, nominal value of €0.18 per share, of Zegna.
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TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus includes trademarks, tradenames and service marks, certain of which belong to Zegna and others that are the property of other organizations. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
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PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement, and the documents referred to in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” including the information set forth in the section titled “Risk Factors” in this prospectus and any related prospectus supplement, in their entirety before making an investment decision.
Our Company
Zegna was founded as a wool mill by Ermenegildo Zegna (the grandfather of our Chief Executive Officer) in the Northern Italian town of Trivero in 1910 with the dream of creating the most beautiful and luxurious fabrics in the world, and is now the parent company of Zegna Group, a global luxury group. The Zegna Group designs, creates, and distributes luxury menswear and accessories under the Zegna brand, as well as womenswear, menswear and accessories under the Thom Browne brand, of which it acquired an 85% interest in 2018. Our brands leverage our Made in Italy Luxury Textiles platform which provides the industrial backbone and know-how. Each of our brands is unique while sharing a commitment to excellence, innovation, and authenticity defined by distinctive products and tailored customer experiences across channels and geographies. The Zegna Group and its brands are led by a world-class management team and empowered by highly recognized designers. Our goal is to provide customers with excellent products that reflect our tradition of fine craftsmanship, exclusive design content, and exceptional quality, through the sourcing of superior raw materials, the careful finish of each piece, and the way they are delivered to our customers. Through this, we aim to continue to extend the global reach of our brands while ensuring that they protect and enhance their exclusive DNA and continue to foster their ultimate luxury positioning.
Since December 20, 2021 Zegna is a public company, with its Ordinary Shares listed on the New York Stock Exchange under the “ZGN” ticker.
The mailing address of our principal executive office is Viale Roma 99/100, 13835 Valdilana loc. Trivero, Italy and its telephone number is +39 01575911. Our agent for U.S. federal securities law purposes is Marta Madoro, c/o Ermenegildo Zegna Corporation, 7th Floor, 10 East 53rd Street, New York, NY, 10022. We also maintain a website at https://ir.zegnagroup.com.
Implications of Being a Foreign Private Issuer
We are considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we are subject to different U.S. securities laws than U.S. domestic issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;
•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and
•the SEC rules on disclosure of compensation on an individual basis, unless individual disclosure is required in our home country (the Netherlands) or is otherwise publicly disclosed by us.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you may receive from other companies that are U.S. domestic filers, or other U.S. domestic public companies in which you have made an investment.
Risk Factors
Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section beginning on page 5 of this prospectus. These risks include, among others, the following:
•Our business depends on the recognition, integrity and reputation of our brands and on our ability to identify and respond to new and changing customer preferences.
•The resurgence of the COVID-19 pandemic or similar public health crises may materially and adversely affect our business.
•Disruptions arising from political, social and economic instability, geopolitical tensions or civil unrest, including the current conflict in Ukraine and sanctions imposed onto Russia, may adversely affect our business.
•We may not be able to successfully implement our strategy, including the successful consolidation of the shift toward luxury leisurewear and enhanced brand positioning, the successful design and introduction of new iconic products, the continuous development of the retail experience and the use of digital tools to strengthen business processes, attract new customers and retain the existing customer base as well as pursuing the growth of the Thom Browne brand and increasing the productivity of our stores.
•Disruptions to our manufacturing and logistics facilities, including as a result of the COVID-19 pandemic, may adversely affect our business.
•The sale of our products through our DTC channel and directly operated stores is subject to certain risks, including as a result of difficulties in renewing the existing lease agreements, increases in rental charges or declines in sales, which may adversely affect our business.
•In the wholesale channel, we are subject to certain risks arising from points of sale operated by third parties, and we are dependent on our local partners to sell products in certain markets.
•Fluctuations in the price or quality of, or disruptions in the availability of, raw materials used in our products or of commodities such as energy, could cause us to incur increased costs, disrupt our manufacturing processes or prevent or delay us from meeting our customers’ demands.
•We could be adversely affected if we are unable to negotiate, maintain or renew our co-branding or license agreements.
•We could be adversely affected by fluctuations in exchange rates.

•Sales of a substantial number of our Ordinary Shares in the public market by the selling shareholders could cause the price of our Ordinary Shares to fall.
•Certain selling shareholders purchased our Ordinary Shares at a price below the current trading price of such shares, and may achieve a return based on the current trading price that is significantly higher than any return achieved by investors purchasing Ordinary Shares in the public market.
Corporate Information
We are incorporated as a public limited liability company (naamloze vennootschap) under the name Ermenegildo Zegna N.V.
On December 17, 2021, we implemented the Conversion upon which Ermenegildo Zegna Holditalia S.p.A., an Italian joint stock company (società per azioni), changed its name to Ermenegildo Zegna N.V., transferred its legal seat from Italy to the Netherlands and amended its articles of association.
We are registered with the Dutch Trade Register under number 84808640. Our corporate seat (statutaire zetel) is in Amsterdam, the Netherlands. Our address is Viale Roma 99/100, 13835 Valdilana loc. Trivero, Italy. Since our incorporation we have had, and intend to continue to have, our place of effective management in Italy. Our telephone number is +39 01575911.
We maintain a website at https://ir.zegnagroup.com. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

THE OFFERING

Issuer	Ermenegildo Zegna N.V.

Resale of Ordinary Shares

Ordinary Shares that may be offered and sold from time to time by the selling shareholders
Up to 189,902,164 Ordinary Shares, including:
(i).up to 32,623,099 Ordinary Shares issued to certain selling shareholders concurrently with the closing of the Business Combination between us and IIAC in connection with the PIPE Financing and the Offset PIPE Financing, for a purchase price of $10.00 per share;
(ii).up to 407,190 Ordinary Shares issued upon the cashless exercise (at an exercise ratio of 0.277 Ordinary Shares per warrant so exercised, in accordance with the terms of the warrant agreement) of our Private Placement Warrants; the Private Placement Warrants were issued by us in a private placement transaction in connection with the Business Combination: 5,900,000 of such Private Placement Warrants were issued by us in exchange for the private placement warrants originally issued by IIAC at the time of its initial public offering at a purchase price of $1.50 per warrant and 800,000 of such Private Placement Warrants were granted by us to certain of our directors; and
(iii).up to 156,871,875 Ordinary Shares currently held by certain selling shareholders, including (a) up to 155,400,000 Ordinary Shares held by the Zegna Initial Shareholders, which were acquired by such holders over the course of many years prior to the Business Combination when the Company was still a privately held company; Monterubello, which holds 149,734,550 Ordinary Shares (representing 59.9% of the total Ordinary Shares outstanding as of May 18, 2023 and 78.9% of the Ordinary Shares registered hereunder), is Zegna’s controlling shareholder and is owned by members of the Zegna family which founded Zegna’s business in 1910, and (b) up to 1,471,875 Ordinary Shares issued by us to holders of Class B Shares of IIAC, being the IIAC Initial Shareholders, in consideration for their contribution of such Class B Shares in connection with the Business Combination; such Class B Shares had been originally purchased by the IIAC Sponsor for a purchase price of approximately $0.002 per share, as disclosed in the registration statement on Form S-1 filed by IIAC.

Use of proceeds	All of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from such sales.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider, in addition to the risk factors included below, all risk factors described in the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 which is incorporated by reference in this prospectus and in similar sections in subsequent filings incorporated by reference in this prospectus, and any information in the applicable prospectus supplement. See “Incorporation of Certain Documents by Reference.” If any of such risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price or liquidity of our securities could decline and you could lose some or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.
We have incurred and will incur significant costs as a result of becoming a public company.
We have incurred significant costs in connection with the completion of the Business Combination and the transition to becoming a public company and we expect to continue to incur significant costs attributable to being a public company, including in particular significant compliance-related costs. Any such costs incurred in the future may have an adverse impact on our results of operations.
Sales of a substantial number of our securities in the public market by the selling shareholders could cause the price of our Ordinary Shares to decrease significantly.
The selling shareholders may resell, under this prospectus, up to 189,902,164 Ordinary Shares, representing approximately 76% of our Ordinary Shares issued and outstanding on May 18, 2023. These include: (i) up to 32,623,099 Ordinary Shares issued to certain selling shareholders concurrently with the closing of the Business Combination between us and IIAC in connection with the PIPE Financing and the Offset PIPE Financing, for a purchase price of $10.00 per share; (ii) up to 407,190 Ordinary Shares issued upon the cashless exercise (at an exercise ratio of 0.277 Ordinary Shares per warrant so exercised, in accordance with the terms of the warrant agreement) of our Private Placement Warrants; the Private Placement Warrants were issued by us in a private placement transaction in connection with the Business Combination: 5,900,000 of such Private Placement Warrants were issued by us in exchange for the private placement warrants originally issued by IIAC at the time of its initial public offering at a purchase price of $1.50 per warrant and 800,000 of such Private Placement Warrants were granted by us to certain of our directors; and (iii) up to 156,871,875 Ordinary Shares currently held by certain selling shareholders, including (a) up to 155,400,000 Ordinary Shares held by the Zegna Initial Shareholders, which were acquired by such holders over the course of many years prior to the Business Combination when the Company was still a privately held company; Monterubello, which holds 149,734,550 Ordinary Shares (representing 59.9% of the total Ordinary Shares outstanding as of May 18, 2023 and 78.9% of the Ordinary Shares registered hereunder), is Zegna’s controlling shareholder and is owned by members of the Zegna family which founded Zegna’s business in 1910, and (b) up to 1,471,875 Ordinary Shares issued by us to holders of Class B Shares of IIAC, being the IIAC Initial Shareholders, in consideration for their contribution of such Class B Shares in connection with the Business Combination; such Class B Shares had been originally purchased by the IIAC Sponsor for a purchase price of approximately $0.002 per share, as disclosed in the registration statement on Form S-1 filed by IIAC.
The Ordinary Shares being offered in this prospectus represent a substantial percentage of our issued and outstanding Ordinary Shares, and the sale of such securities in the public market by the selling shareholders, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. In particular, Monterubello, our largest shareholder and the beneficial owner of 59.9% of our outstanding Ordinary Shares as of May 18, 2023, as of the date of this prospectus will be able to sell its Ordinary Shares registered hereunder for so long as the registration statement of which this prospectus forms a part is available for use. Monterubello is entitled to registration rights under the Registration Rights Agreement executed in connection with the consummation of the Business Combination. Similarly, the other selling shareholders are entitled to registration rights as provided in the respective agreements entered into with the Company in connection with the Business Combination, including the Registration Rights Agreement, the PIPE Subscription Agreements and the Offset Subscription Agreements.

Any such sales may result in a decline, even significant, in the prevailing market price of our Ordinary Shares.
Certain selling shareholders purchased our Ordinary Shares at a price below the current trading price of such shares, and may achieve a return based on the current trading price that is significantly higher than any return achieved by investors purchasing Ordinary Shares in the public market.
The sale of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. See “Sales of a substantial number of our securities in the public market by the selling shareholders could cause the price of our Ordinary Shares to decrease significantly.” Despite such a decline in the public trading price, some of the selling shareholders may still experience a positive rate of return on the securities they purchased due to the different prices they paid to purchase such securities, as described in this prospectus. Additionally, the selling shareholders may be willing to sell their Ordinary Shares at a price lower than shareholders that acquired or will acquire our Ordinary Shares in the public market at any time after the Business Combination. Based on the last reported sale price of our Ordinary Shares on May 22, 2023 of $12.49 per Ordinary Share, the selling shareholders named in this prospectus would realize significant gains on the sale of their holdings. Public shareholders may not be able to experience a similar return on Ordinary Shares they purchase in the market at current trading prices.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including documents incorporated by reference herein) contains forward-looking statements. Forward-looking statements provide the current expectations or forecasts of future events of Zegna. Forward-looking statements include statements about Zegna’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus (including documents incorporated by reference herein) include, but are not limited to, statements regarding Zegna’s disclosure concerning Zegna’s operations, cash flows, financial position and dividend policy.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The risks and uncertainties include, but are not limited to:
•the ability of Zegna to safeguard the recognition, integrity and reputation of its brands and to identify and respond to new and changing customer preferences;
•the impact of COVID-19 or similar public health crises on Zegna’s business;
•disruptions arising from political, social and economic instability, geopolitical tensions or civil unrest, including the current conflict in Ukraine and sanctions imposed onto Russia;
•the ability of Zegna to successfully implement its strategy;
•the ability of Zegna to achieve the expected benefits of businesses we may acquire, including in relation to the anticipated TFI Acquisition;
•disruptions to Zegna’s manufacturing and logistics facilities, as well as DOSs, including as a result of the COVID-19 pandemic;
•risks related to the operation of Zegna’s DOSs, including as a result of difficulties in renewing the existing lease agreements, an increase in rental charges or a decline in sales, and the operation of points of sale by third parties in the wholesale channel;
•fluctuations in the price or quality of, or disruptions in the availability of, raw materials used by Zegna for its products or of commodities such as energy, which could cause Zegna to incur increased costs, disrupt its manufacturing processes or prevent or delay Zegna from meeting its customers’ demand;
•the ability of Zegna to negotiate, maintain or renew license or co-branding agreements with high end third party brands;
•shifts in travel patterns or declines in travel volumes, including as a result of the COVID-19 pandemic;
•the ability to attract and retain key senior and skilled personnel and preserve craftsmanship skills;
•Zegna’s ability to protect its intellectual property rights;
•disruptions or breaches in Zegna’s information technology systems compromising Zegna’s business or the personal information of Zegna’s customers, including as a result of cybercrimes;
•the fact that the market price of Zegna’s securities may be volatile due to a variety of factors;
•the ability to develop and maintain effective internal controls;

•Zegna has identified material weaknesses in its internal control over financial reporting; if Zegna fails to remediate these material weaknesses or maintain an effective system of internal controls, this could result in a material misstatement in Zegna’s consolidated financial statements and may subject us to adverse regulatory consequences and affect investor confidence in us and, as a result, the price of our securities and our ability to access the capital markets and other forms of financing in the future may be impaired;
•changes in local economic, business, regulatory, social and political conditions, as well as changes in general economic conditions (such as significant inflation) and in demand for luxury goods;
•exchange rate fluctuations, interest rate changes, credit risk and other market risks;
•the high levels of competition in the luxury goods market;
•compliance with laws, including laws and regulation related to intellectual property, competition, product safety, packaging and labeling, import and processing of certain raw materials and finished goods, data protection, limits on cash payments, worker health and safety and the environment;
•risks related to climate change and other environmental impacts, as well as an increased focus by regulators and stakeholders on environmental, social and governance matters;
•changes in trade policy, the imposition of tariffs, the enactment of tax reforms and other changes in laws and regulations; and
•other factors discussed elsewhere in this prospectus in the section “Risk Factors” and the documents incorporated by reference in this prospectus.
Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section “Risk Factors” of this prospectus (including documents incorporated by reference herein). Accordingly, you should not rely on such forward-looking statements, which speak only at the date of this prospectus or the dates of the documents incorporated by reference in this prospectus. Zegna undertakes no obligation to publicly revise any forward-looking statement to reflect any changes to its expectations or any changes in events, conditions or circumstances on which any such statement is based. You should, however, review the factors and risks Zegna describes in the prospectuses and reports it will file from time to time with the SEC.
Although Zegna believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Zegna, nor any other person assumes responsibility for the accuracy or completeness of such forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus and any subsequent written or oral forward-looking statements that may be issued by Zegna or persons acting on its behalf.

USE OF PROCEEDS
All of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

DIVIDEND POLICY
The Company intends to pay regular dividends on outstanding Ordinary Shares. However, any decision to declare and pay dividends in the future will ultimately be made at the discretion of the Zegna Board and will depend on the Group’s results of operations, business conditions, financial conditions, earnings, cash balances, commitments, strategic plans and other factors that the Zegna Board may deem relevant at the time it recommends approval of any such dividend, including economic and market conditions.
Pursuant to Dutch law and the Zegna Articles of Association, the distribution of dividends will take place following the adoption of the annual accounts, from which we will determine whether such distribution is permitted. We may make distributions to our shareholders, whether from profits or from our freely distributable reserves, only insofar as our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus any reserves to be maintained by Dutch law or the Zegna Articles of Association.
The Zegna Board may resolve to reserve the profits or part of the profits. Any profits remaining after the reservation referred to in the previous sentence by the Zegna Board will first be applied to allocate and add to the dividend reserve for each class of Zegna Special Voting Shares an amount equal to 1% of the aggregate nominal value of all issued and outstanding Zegna Special Voting Shares of that class. The profits remaining after application of the preceding sentence will be at the disposal of the Zegna General Meeting, which may resolve to add the remaining profits to the reserves or distribute them to the holders of Ordinary Shares. Distributions of dividends will be made to Zegna’s shareholders in proportion to the nominal value of their Ordinary Shares.
Pursuant to Dutch law and the Zegna Articles of Association, the Zegna Board or the Zegna General Meeting at the proposal of the Zegna Board will be allowed to resolve upon interim distributions on Ordinary Shares. For this purpose, the Zegna Board must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (i) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (ii) our shareholders’ equity exceeds the sum of the paid-up and called-up share capital and any reserves to be maintained by Dutch law or the Zegna Articles of Association. Interim distributions will be made in cash, in kind or in the form of Ordinary Shares.
Since Zegna is a holding company and its operations are carried out through its subsidiaries, Zegna’s ability to pay dividends will primarily depend on the ability of its subsidiaries to generate earnings and to provide it with the necessary financial resources.
In line with its dividend policy, in July 2022 the Company made a dividend distribution to the holders of Ordinary Shares of €0.09 per Ordinary Share, corresponding to a total dividend distribution of approximately €21.8 million. Such dividend distribution represents the first cash dividend paid by the Company since becoming a public company.
Subject to the finalization and adoption of the annual statutory accounts of the Company, provided that the distribution is permitted under Dutch law, and also subject to the approval of the proposed distribution by Zegna’s 2023 annual general meeting (which is currently expected to be on June 27, 2023), the Company intends to make a dividend distribution to the holders of Ordinary Shares of €0.10 per share, corresponding to a total dividend distribution to shareholders of approximately €25 million.

CAPITALIZATION
The following table sets forth the consolidated capitalization of Zegna at December 31, 2022, and should be read together with the consolidated financial statements of Zegna included in our Annual Report on Form 20-F for the year ended December 31, 2022, incorporated by reference in this prospectus and any prospectus supplement or documents incorporated by reference in this prospectus.

At December 31, 2022	(€ thousands)
Cash and cash equivalents, derivatives and other current financial assets:
Cash and cash equivalents	254,321
Derivative financial instruments — assets	22,454
Other current financial assets (*)	318,795
Total cash and cash equivalents, derivatives and other current financial assets	595,570
Borrowings and derivatives:
Non-current borrowings	184,880
Current borrowings	286,175
Derivative financial instruments — liabilities	2,362
Total borrowings and derivatives	473,417
Equity:
Share capital	5,939
Retained earnings	528,320
Other reserves	144,690
Equity attributable to non-controlling interests	53,372
Total equity	732,321
Total capitalization	1,205,738
__________________
(*)Includes (i) the Group’s investments in securities amounting to €316,595 thousand and (ii) a financial receivable from an associated company of €2,200 thousand.

DESCRIPTION OF SECURITIES
Ermenegildo Zegna N.V. is a Dutch public limited liability company (naamloze vennootschap).
The following is a summary of material terms of Zegna’s securities. It includes information relating to Zegna’s securities, the Zegna Articles of Association, the Zegna Board Regulations, the Terms and Conditions of the Zegna Special Voting Shares and applicable Dutch law in effect at the date of this prospectus. The summaries of the Zegna Articles of Association, the Zegna Board Regulations and the Terms and Conditions of the Zegna Special Voting Shares as set forth in this prospectus are qualified in their entirety by reference to the full text of the Zegna Articles of Association, the Zegna Board Regulations and the Terms and Conditions of the Zegna Special Voting Shares.
Corporate Seat and Place of Effective Management
Zegna is a legal entity organized under the laws of the Netherlands. It has its corporate seat (statutaire zetel) in Amsterdam, the Netherlands. The address of Zegna is Viale Roma 99/100, 13835 Valdilana loc. Trivero, Italy. Since its incorporation Zegna has had, and it intends to continue to have, its place of effective management in Italy.
Zegna is registered with the Dutch Trade Register. Its trade register number is 84808640.
Share Capital and Form of Shares
At December 31, 2022, there were 242,802,746 Ordinary Shares issued and outstanding. At the same date, there were also 13,416,636 Public Warrants and 6,700,000 Private Placement Warrants outstanding.
On January 26, 2023, the Company announced a redemption of all Warrants, following which 19,322,846 Warrants were exercised on a cashless basis and 408,667 Warrants were exercised for cash, resulting in the issuance of an aggregate of 5,761,067 Ordinary Shares. The 385,123 remaining outstanding Warrants were redeemed on February 27, 2023. As of May 18, 2023, there were 249,829,313 Ordinary Shares issued and outstanding and no Warrants outstanding.
At December 31, 2022, Zegna’s authorized share capital amounted to €18,700,000, divided into 400,000,000 Ordinary Shares, with a nominal value of €0.02 each, 200,000,000 Zegna Special Voting Shares A, with a nominal value of €0.02 each, 50,000,000 Zegna Special Voting Shares B, with a nominal value of €0.08 each and 15,000,000 Zegna Special Voting Shares C, with a nominal value of €0.18 each. In order to facilitate Zegna’s loyalty voting structure, the Zegna Articles of Association provide for transitional provisions to increase the authorized share capital when the Zegna Board makes the required filings with the Dutch Trade Register. All issued Ordinary Shares have been fully paid up.
At December 31, 2022, 52,875,413 Ordinary Shares were held by Zegna in treasury.
All issued and outstanding Ordinary Shares and Zegna Special Voting Shares are held in registered form. No share certificates may be issued.
Issuance of Shares
The Zegna Articles of Association provide that Ordinary Shares and Zegna Special Voting Shares may be issued or rights to subscribe for shares may be granted pursuant to a resolution adopted by the Zegna General Meeting at the proposal of the Zegna Board, or alternatively, by the Zegna Board if so designated by the Zegna General Meeting. Designation by resolution of the Zegna General Meeting cannot be withdrawn unless determined otherwise at the time of designation. The scope and duration of the Zegna Board’s authority to issue shares or grant rights to subscribe for shares (such as granting stock options) will be determined by a resolution of the Zegna General Meeting and relates, at the most, to all unissued shares in Zegna’s authorized capital on the date on which the Zegna Board resolves to issue shares or grant rights to subscribe for shares. The duration of this authority may not exceed a period of five years. Designation of the Zegna Board as the body authorized to issue shares or grant rights to subscribe for shares may be extended by a resolution of the Zegna General Meeting for a period not exceeding five years in each case. The maximum number of shares or rights to subscribe for shares that may be issued or granted by the Zegna Board is determined at the time of designation by the Zegna General Meeting.

No resolution of the Zegna General Meeting or resolution of the Zegna Board is required to issue shares pursuant to the exercise of a previously granted right to subscribe for shares.
The Zegna General Meeting adopted a resolution prior to the Closing pursuant to which the Zegna Board is authorized, for a period of five years from the date of the Closing, to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares up to the authorized share capital from time to time.
Pre-emptive Rights
Under Dutch law and the Zegna Articles of Association, each shareholder has a pre-emptive right in proportion to the aggregate number of its Ordinary Shares upon the issuance of new Ordinary Shares or the granting of rights to subscribe for
Ordinary Shares. Exceptions to this pre-emptive right include the issuance of new Ordinary Shares or the granting of rights to subscribe for Ordinary Shares: (i) to employees of Zegna or another company of its group; (ii) against payment other than in cash; and (iii) to persons exercising a previously granted right to subscribe for Ordinary Shares. Holders of Zegna Special Voting Shares will not have pre-emptive rights to acquire newly issued Ordinary Shares or Zegna Special Voting Shares and no pre-emptive rights will exist with respect to the issue of Zegna Special Voting Shares. In accordance with Dutch law, pre-emptive rights may be exercised during a period of at least two weeks after the announcement of an issuance of new Ordinary Shares or a grant of rights to subscribe for Ordinary Shares in the Dutch State Gazette.
The Zegna General Meeting at the proposal of the Zegna Board, or alternatively the Zegna Board if it has been designated to do so by the Zegna General Meeting, has the authority to resolve on the limitation or exclusion of pre-emptive rights upon an issuance of Ordinary Shares or a grant of rights to subscribe for Ordinary Shares. A resolution of the Zegna General Meeting to limit or exclude pre-emptive rights or to authorize the Zegna Board to do so requires a two-thirds majority of the votes cast if less than half of the issued share capital is represented at a Zegna General Meeting. If half or more of the issued share capital is represented at the meeting, this resolution is adopted with a simple majority of the votes cast.
Pursuant to Dutch law, the Zegna Board may be designated as the competent body to limit or exclude pre-emption rights for a specified period of time not exceeding five years, but only if the Zegna Board has also been authorized or is simultaneously authorized to issue Ordinary Shares. If a proposal is made by the Zegna Board to the Zegna General Meeting to limit or exclude pre-emptive rights, the reasons for the proposal and the choice of the intended price of issue must be explained in writing.
The Zegna General Meeting adopted a resolution prior to the Closing pursuant to which the Zegna Board is authorized, for a period of five years from the Closing Date, to limit or exclude pre-emptive rights in connection with an issuance of Ordinary Shares or grant of rights to subscribe for Ordinary Shares.
Repurchase of Shares
Zegna and each of its subsidiaries may acquire Ordinary Shares and Zegna Special Voting Shares, subject to certain provisions of Dutch law and the Zegna Articles of Association and the articles of association of such subsidiary, as applicable. Ordinary Shares or Zegna Special Voting Shares may be acquired by Zegna or a subsidiary against no consideration or against consideration. Ordinary Shares or Zegna Special Voting Shares may only be acquired against consideration if (i) Zegna’s shareholders’ equity (eigen vermogen) less the acquisition price is not less than the sum of the paid-up and called-up share capital and any reserves to be maintained by Dutch law or the Zegna Articles of Association, (ii) Zegna and its subsidiaries would not thereafter hold shares or hold shares as pledgee with an aggregate nominal value exceeding 50% of Zegna’s then current issued and outstanding share capital, and (iii) the Zegna Board has been designated to do so by its shareholders at a Zegna General Meeting. The designation of the Zegna Board is not required if Zegna acquires fully paid-up Ordinary Shares for the purpose of transferring these to employees of Zegna under any applicable equity compensation plan.
On June 28, 2022, the Zegna General Meeting adopted a resolution to authorize the Zegna Board for a period of 18 months (starting from the date of such meeting, until December 28, 2023) to repurchase Ordinary Shares, on the open market, through privately negotiated repurchases, in self-tender offers, through accelerated repurchase arrangements or through other arrangements, for a total amount up to 10% of Zegna’s issued share capital at June 28, 2022. Notwithstanding the foregoing and in accordance with the terms of the resolution, the Zegna Board is authorized to repurchase Ordinary Shares representing up to 20% of Zegna’s issued share capital at June 28, 2022, if Zegna intends to cancel or transfer the repurchased Ordinary Shares within 12 months from the date of such repurchase, at prices ranging from the nominal value of the Ordinary Shares up to 110% of the market price for the Ordinary Shares and provided that (i) for open market or privately negotiated repurchases, the market price shall be the price for the Ordinary Shares on the NYSE at the time of the transaction; (ii) for self-tender offers, the market price shall be the volume weighted average price (the “VWAP”) for the Ordinary Shares on the NYSE during a period, determined by the Zegna Board, of no less than one and no greater than five consecutive trading days immediately prior to the expiration of the tender offer; and (iii) for accelerated repurchase arrangements, the market price shall be the VWAP for the Ordinary Shares on the NYSE over the term of the arrangement. The VWAP of any number of trading days shall be calculated as the arithmetic average of the daily VWAP on those trading days.
Reduction of Share Capital
The Zegna General Meeting may resolve to reduce Zegna’s issued share capital by a cancellation of shares or by reducing the nominal value of the shares by amending the Zegna Articles of Association. A resolution to cancel shares may only relate to shares held by Zegna itself or all issued shares of any class of Zegna Special Voting Shares. A resolution to cancel all issued shares of any class of Zegna Special Voting Shares will be subject to approval of the meeting of holders of such class of Zegna Special Voting Shares. Cancellation of a class of Zegna Special Voting Shares will take place without the repayment of the nominal value of the class of Zegna Special Voting Shares, which nominal value will be added to the special capital reserve.
Any reduction of the nominal value of the Ordinary Shares or a class of Zegna Special Voting Shares without repayment must be made pro rata on all such shares. Any reduction of the nominal value of the Zegna Special Voting Shares will take place without repayment.
A resolution of the Zegna General Meeting to reduce the share capital requires a majority of at least two-thirds of the votes cast at a Zegna General Meeting if less than half of the issued share capital is represented at the meeting. If half or more of the issued share capital is represented at the meeting, such resolution is adopted with a simple majority of the votes cast.
In addition, Dutch law contains detailed provisions regarding the reduction of share capital. A resolution to reduce the issued share capital shall not take effect before a two-month creditor opposition period has lapsed.
Transfer of Shares
Pursuant to Dutch law and the Zegna Articles of Association, the transfer of Ordinary Shares or Zegna Special Voting Shares (in each case, other than in book-entry form) or the creation of a right in rem on such shares requires a deed intended for that purpose and, save when Zegna is a party to the deed, written acknowledgment by Zegna of the transfer or the creation.
Pursuant to the Zegna Articles of Association, for as long as Ordinary Shares are listed on a regulated foreign stock exchange, the Zegna Board may resolve, in accordance with applicable Dutch law, that the preceding paragraph shall not apply to the Ordinary Shares that are registered in the part of the shareholders register which is kept outside the Netherlands by a registrar appointed by the Zegna Board for the purpose of the listing on such foreign stock exchange and that the property law aspects of such shares shall be governed by the law of the state of establishment of such stock exchange or by the law of the state in which deliveries and other legal acts under property law relating to the Ordinary Shares can or must be made with the consent of such stock exchange.
Pursuant to Dutch law and the Zegna Articles of Association, the Ordinary Shares are freely transferable. The Ordinary Shares which are registered in the Loyalty Register to participate in Zegna’s loyalty voting structure are subject to the transfer restrictions described under “—Terms and Conditions of the Zegna Special Voting Shares—Cancellation of Zegna Special Voting Shares.”

No Liability to Further Capital Calls
All issued Ordinary Shares have been fully paid up.
Discriminating Provisions
There are no provisions in the Zegna Articles of Association that discriminate against a shareholder because of its ownership of a certain number of shares.
Dividends and Other Distributions
Pursuant to Dutch law and the Zegna Articles of Association, the distribution of dividends will take place following the adoption of the annual accounts, from which Zegna will determine whether such distribution is permitted. Zegna may make distributions to its shareholders, whether from profits or from Zegna’s freely distributable reserves, only insofar as Zegna’s shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus any reserves to be maintained by Dutch law or the Zegna Articles of Association.
The Zegna Board may resolve to reserve the profits or part of the profits. Any profits remaining after the reservation referred to in the previous sentence by the Zegna Board will first be applied to allocate and add to the dividend reserve for each class of Zegna Special Voting Shares an amount equal to 1% of the aggregate nominal value of all issued and outstanding Zegna Special Voting Shares of that class. The profits remaining after application of the preceding sentence will be at the disposal of the Zegna General Meeting, which may resolve to add the remaining profits to the reserves or distribute them to the holders of Ordinary Shares. Distributions of dividends will be made to Zegna’s shareholders in proportion to the nominal value of their Ordinary Shares.
Pursuant to Dutch law and the Zegna Articles of Association, the Zegna Board or the Zegna General Meeting at the proposal of the Zegna Board are allowed to resolve upon interim distributions on Ordinary Shares. For this purpose, the Zegna Board must prepare an interim statement of assets and liabilities. Such interim statement shall show Zegna’s financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (i) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (ii) Zegna’s shareholders’ equity exceeds the sum of the paid-up and called-up share capital and any reserves to be maintained by Dutch law or the Zegna Articles of Association. Interim distributions may be made in cash and in kind (such as in the form of Ordinary Shares).
Holders of Zegna Special Voting Shares will not receive any dividends in respect of the Zegna Special Voting Shares; however, Zegna will maintain a separate dividend reserve for each class of Zegna Special Voting Shares for the sole purpose of the allocation of the mandatory minimal profits that accrue to the Zegna Special Voting Shares (as further described under “—Loyalty Voting Structure”). Any distribution out of a special voting shares dividend reserve or the partial or full release of any such reserve will require a prior proposal from the Zegna Board and a resolution of the meeting of holders of the relevant class of Zegna Special Voting Shares, and will be made exclusively to the holders of the relevant class of Zegna Special Voting Shares in proportion to the aggregate nominal value of such relevant class of Zegna Special Voting Shares.
Distributions are payable on the day determined by the Zegna Board. Distributions will lapse if the distributions are not claimed within five years and one day following the date when they became payable.
Board of Directors
Zegna Board Composition
Pursuant to the Zegna Articles of Association, Zegna has a one-tier board consisting of one or more Zegna Executive Directors and one or more Zegna Non-Executive Directors. The Zegna Board determines the number of Zegna Executive Directors and Zegna Non-Executive Directors, provided that the majority of the Zegna Board will consist of Zegna Non-Executive Directors.

The Zegna Board is currently composed of eleven members, as described in “Board of Directors and Senior Management—Board of Directors.”
The Zegna Board has adopted a diversity policy to ensure gender representation and diversity on the Zegna Board in accordance with applicable law and in pursuit of best market practices.
The Zegna Executive Directors are primarily responsible for all day-to-day operations of Zegna. The Zegna Non-Executive Directors, among others, supervise (i) the Zegna Executive Directors’ policy and performance of duties and (ii) Zegna’s general affairs and its business, and render advice and direction to the Zegna Executive Directors. The Zegna Non-Executive Directors furthermore perform any duties allocated to them under or pursuant to Dutch law or the Zegna Articles of Association. The Zegna Executive Directors will timely provide the Zegna Non-Executive Directors with the information they need to carry out their duties.
The Zegna Board may allocate its duties and powers among the Zegna Directors and the committees of the Zegna Board in or in accordance with the Zegna Board Regulations or otherwise in writing.
The Zegna Board may in its discretion grant one of the Zegna Non-Executive Directors the title Vice Chairman and may grant such additional titles the Zegna Board deems appropriate to any Zegna Director. The Zegna Board determines which Zegna Non-Executive Director will act as Lead Non-Executive Director and chair (voorzitter) as referred to under Dutch law.
Nomination and Appointment
Zegna Directors are appointed by the Zegna General Meeting on a binding nomination by the Zegna Board, provided that one Zegna Non-Executive Director is appointed on a binding nomination by the IIAC Sponsor if at the time of the convocation of the relevant Zegna General Meeting the Sponsor Group satisfies the Minimum Holding Requirement. The nomination of the Sponsor Nominee by the IIAC Sponsor is subject to the approval of the Zegna Board in its discretion if he or she has not previously served as Zegna Director.
The IIAC Sponsor’s right to make a nomination for one Zegna Non-Executive Director will lapse with immediate effect if the Sponsor Group fails to satisfy the Minimum Holding Requirement, provided that if such failure is not caused by a sale or transfer of Ordinary Shares by any member of the Sponsor Group, the IIAC Sponsor’s nomination right will lapse if such failure continues for a period of 20 trading days from the date on which any member of the Sponsor Group had knowledge of such failure. Upon the termination of the nomination right, the Sponsor Nominee (or any temporary Zegna Director replacing a Sponsor Nominee) shall resign from the Zegna Board with immediate effect at the request of Zegna.
The Zegna General Meeting will at all times be allowed to overrule a binding nomination for the appointment of a Zegna Director by a simple majority of the votes cast, representing more than one-third of Zegna’s issued share capital. If a majority of the votes are cast in favor of overruling the binding nomination, but that majority does not represent more than one third of Zegna’s issued share capital, a new Zegna General Meeting may be convened at which the resolution to overrule the binding nomination may be adopted by a simple majority of the votes cast, regardless of Zegna’s issued share capital represented by that majority.
In the event the binding nomination for the appointment of any Zegna Director other than the Sponsor Nominee is overruled, the Zegna Board is allowed to make a new binding nomination to fill the vacancy. In the event that also this binding nomination is overruled, the Zegna General Meeting shall be free to appoint a Zegna Director to fill the vacancy. In the event the binding nomination for the appointment of the Sponsor Nominee is overruled, the IIAC Sponsor may make a new binding nomination to fill the vacancy, provided that at the time of the convocation of the relevant Zegna General Meeting, the Sponsor Group satisfies the Minimum Holding Requirement.
Term of Office; Suspension; Dismissal; Conflict of Interest
Each Zegna Director is appointed for a term ending at the close of the first annual Zegna General Meeting following his or her appointment. Each Zegna Director may be reappointed.

The Zegna General Meeting may at all times suspend or dismiss a Zegna Director. Such resolution will require a majority of at least two-thirds of the votes cast, representing more than half of Zegna’s issued share capital, or, if such resolution is proposed by the Zegna Board, by a simple majority of the votes cast, representing more than half of Zegna’s issued share capital. A Zegna Director will not participate in the deliberations and decision-making process if such Zegna Director has a direct or indirect personal conflict of interest with Zegna and its associated business enterprise. If the Zegna Board is unable to adopt a resolution as a result of all Zegna Directors being unable to participate in the deliberations and decision-making process due to a conflict of interest, the resolution may nevertheless be adopted by the Zegna Board.
Liability of Directors
Pursuant to Dutch law, each Zegna Director may be held jointly and severally liable to Zegna for damages in the event of improper or negligent performance of his or her duties. Furthermore, Zegna Directors may be held liable to third parties based on tort pursuant to certain provisions of the Dutch Civil Code. All Zegna Directors are jointly and severally liable for failure of one or more co-directors. An individual Zegna Director will only be exempt from liability if he or she proves that he or she cannot be held culpable for the mismanagement and that he or she has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard a Zegna Director may, however, refer to the allocation of tasks among the Zegna Directors.
Board Regulations
Pursuant to the Zegna Articles of Association, the Zegna Board has adopted regulations dealing with its internal organization, the manner in which decisions are taken, the place and manner in which meetings are held, the composition, the duties and organization of committees of the Zegna Board and any other matters concerning the Zegna Board, Zegna Directors and committees established by the Zegna Board.
Decision-making
Pursuant to the Zegna Board Regulations, the Zegna Board strives to adopt its resolutions by consensus. If this is not possible, resolutions are adopted by a majority of votes cast, unless provided otherwise by the Zegna Board Regulations. In the event of a tied vote, the proposal is rejected, unless the Zegna Board Regulations provide otherwise. Each Zegna Director shall have one vote.
Pursuant to the Zegna Board Regulations, the Zegna Board will only adopt resolutions at a meeting if the majority of the directors entitled to vote is present or represented at the meeting. If the Lead Non-Executive Director and the Chairperson believe there is an urgent situation that requires an immediate resolution by the Zegna Board, they may decide that the aforementioned quorum requirement does not apply provided that (i) at least two Zegna Directors entitled to vote are present or represented at the meeting including at least one Zegna Executive Director (provided, however, that any such Zegna Executive Director is entitled to vote on the matters being considered), and (ii) reasonable efforts have been made to involve the other Zegna Directors in the decision-making.
The Zegna Articles of Association and Dutch law provide that resolutions of the Zegna Board regarding an important change in Zegna’s identity or character or its associated business enterprise are subject to the approval of the Zegna General Meeting. Such resolutions include in any event: (i) the transfer of the business of Zegna or practically the entire business of Zegna to a third party; (ii) concluding or cancelling a long-lasting cooperation of Zegna or a subsidiary with another legal entity or company or as a fully liable partner in a partnership, provided that the cooperation or cancellation is of material significance to Zegna; and (iii) acquiring or disposing of a participating interest in the share capital of a company with a value of at least one-third of Zegna’s assets, as shown in the consolidated balance sheet with explanatory notes according to the last adopted annual accounts, by Zegna or a subsidiary.
Representation
The Zegna Board as a whole and any Zegna Executive Director acting individually are authorized to represent Zegna. The Zegna Board may authorize one or more persons, whether or not employed by Zegna, to represent Zegna on a continuing basis or authorize in a different manner one or more persons to represent Zegna.

Indemnification of Zegna Directors and Officers
Under Dutch law, indemnification provisions may be included in a company’s articles of association. Pursuant to the Zegna Articles of Association, Zegna is required to indemnify any and all of the Zegna Directors, officers, former Zegna Directors, former officers and any person who may have served at its request as a director or officer of a subsidiary of Zegna, who were or are made a party or are threatened to be made a party or are involved in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding against any and all liabilities, damages, documented expenses (including attorney’s fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Notwithstanding the above, no indemnification will be made (i) in respect of any claim, issue or matter as to which any of the above-mentioned indemnified persons will be adjudged in a final and non-appealable decision to be liable for gross negligence or willful misconduct in the performance of such person’s duty to Zegna or (ii) to the extent that the costs or the capital losses of the above-mentioned indemnified persons are paid by another party or covered by an insurance policy and the insurer has paid out these costs or capital losses. This indemnification by Zegna will not be exclusive of any other rights to which those indemnified may be entitled otherwise.
Loyalty Voting Structure
Zegna has adopted a loyalty voting structure, in order to strengthen the stability of Zegna and foster the development and the continuous involvement of a stable base of long-term Zegna shareholders.
The Zegna Special Voting Shares are governed by the provisions included in the Zegna Articles of Association and the Terms and Conditions of the Zegna Special Voting Shares. These documents govern the issuance, allocation, acquisition, conversion, sale, holding, repurchase and transfer of the Zegna Special Voting Shares and certain aspects of the registration of the Ordinary Shares in the Loyalty Register.
The loyalty voting structure provides the Zegna shareholders with the opportunity to participate in the loyalty voting structure by requesting Zegna to register all or some of their Ordinary Shares in the Loyalty Register. The registration of Ordinary Shares in the Loyalty Register will block such shares from trading on the NYSE. If a number of Ordinary Shares have been registered in the Loyalty Register for an uninterrupted period of two years in the name of the same shareholder, such shares become eligible to receive Zegna Special Voting Shares A. The relevant shareholder will receive one Zegna Special Voting Share A per eligible Ordinary Share. Each Zegna Special Voting Share A will automatically be converted into a Zegna Special Voting Share B and each Zegna Special Voting Share B will automatically be converted into a Zegna Special Voting Share C, upon the issuance of the relevant conversion statement by Zegna. The requirements for the conversions are:
•after holding a number of Ordinary Shares for an uninterrupted period of five years following the registration of such number of Ordinary Shares in the Loyalty Register, and without such number of Ordinary Shares being de-registered from the Loyalty Register in such period, each Zegna Special Voting Share A corresponding to such number of Ordinary Shares will automatically be converted into a Zegna Special Voting Share B; and
•after holding a number of Ordinary Shares for an uninterrupted period of ten years following the registration of such number of Ordinary Shares in the Loyalty Register, and without such number of Ordinary Shares being de-registered from the Loyalty Register in such period, each Zegna Special Voting Share B corresponding to such number of Ordinary Shares will automatically be converted into a Zegna Special Voting Share C.
Each class of Zegna Special Voting Shares will entitle the relevant holders to the following number of votes, in addition to the voting rights attached to each Ordinary Share:
•each Zegna Special Voting Share A will entitle its holder with one extra vote;
•each Zegna Special Voting Share B will entitle its holder with four extra votes; and

•each Zegna Special Voting Share C will entitle its holder with nine extra votes.
If, at any time, a number of Ordinary Shares are de-registered from the Loyalty Register for whatever reason, the relevant shareholder will lose its entitlement to hold a corresponding number of Zegna Special Voting Shares.
A holder of Ordinary Shares registered in the Loyalty Register is allowed to request the de-registration of some or all of such shares from the Loyalty Register at any time, which will allow such shareholder to freely trade such shares. From the moment of such a request, the holder of the Ordinary Shares registered in the Loyalty Register will be considered to have waived his or her rights to cast any votes associated with the Zegna Special Voting Shares to be de-registered from the Loyalty Register. Upon the de-registration from the Loyalty Register, the holder of the relevant number of Ordinary Shares will cease to be entitled to receive Zegna Special Voting Shares. Any de-registration request will automatically trigger a mandatory transfer requirement pursuant to which the relevant Zegna Special Voting Shares will be acquired by Zegna for no consideration (om niet) in accordance with the Terms and Conditions of the Zegna Special Voting Shares.
The Ordinary Shares are freely transferable (subject to the limitations described under “—Transfer of Shares” above). However, any transfer or disposal of Ordinary Shares registered in the Loyalty Register not permitted by the Terms and Conditions of the Zegna Special Voting Shares will trigger the de-registration of such shares from the Loyalty Register and the transfer of all corresponding Zegna Special Voting Shares to Zegna.
The Zegna Special Voting Shares are not listed and are transferable only in very limited circumstances (including, among other things, transfers to certain affiliates or to relatives through succession, donation or other transfers, provided that the corresponding Ordinary Shares registered in the Loyalty Register are also transferred to such party, or transfers with the approval of the Zegna Board). In particular, no shareholder will be allowed to, directly or indirectly: (a) sell, dispose of, trade or transfer any Zegna Special Voting Shares or otherwise grant any right or interest in any Zegna Special Voting Share, other than as permitted pursuant to the Zegna Articles of Association or the Terms and Conditions of the Zegna Special Voting Shares; or (b) establish or permit to establish any pledge, lien, fixed or floating charge or other encumbrance over any Zegna Special Voting Share or any interest in any Zegna Special Voting Share.
The purpose of the loyalty voting structure is to grant long-term shareholders extra voting rights by means of granting Zegna Special Voting Shares, without entitling such shareholders to any economic rights, other than those pertaining to the Ordinary Shares. However, under Dutch law, the Zegna Special Voting Shares cannot be totally excluded from economic entitlements. As a result, pursuant to the Zegna Articles of Association, holders of Zegna Special Voting Shares will be entitled to a minimum dividend, which is allocated to separate special voting shares dividend reserves. Any distribution out of a special voting shares dividend reserve or the partial or full release of any such reserve will require a prior proposal from the Zegna Board and a resolution of the meeting of holders of the relevant class of Zegna Special Voting Shares, and will be made exclusively to the holders of the relevant class of Zegna Special Voting Shares in proportion to the aggregate nominal value of the relevant class of their Zegna Special Voting Shares. The powers to vote upon the distribution from the special voting shares dividend reserve and the cancellation of all issued Zegna Special Voting Shares of a specific class are the only powers that are granted to the meeting of holders of Zegna Special Voting Shares of the relevant class pursuant to Zegna Articles of Association.
The Zegna Board is allowed to amend the Terms and Conditions of the Zegna Special Voting Shares, provided, however, that any material, not merely technical amendment will be subject to approval of the Zegna General Meeting, unless such amendment is required to ensure compliance with applicable laws and or stock exchange rules.
Zegna Special Voting Shares Foundation
Pursuant to the Zegna Articles of Association, a Dutch foundation (stichting) (the “SVS Foundation”) has the right to subscribe for a number of Zegna Special Voting Shares A, Zegna Special Voting Shares B and Zegna Special Voting Shares C up to the number of such class of Zegna Special Voting Shares included in Zegna’s authorized share capital from time to time. The SVS Foundation is only allowed to exercise the option right to facilitate the loyalty voting structure set forth in the Zegna Articles of Association and the Terms and Conditions of the Zegna Special Voting Shares.

The option right is granted to the SVS Foundation for an unlimited period and is intended to ensure that holders of eligible Ordinary Shares in the future will receive their Zegna Special Voting Shares without requiring a resolution from the Zegna General Meeting. Under the structure of the SVS Foundation, once a shareholder of Zegna becomes entitled to receive Zegna Special Voting Shares A, Zegna will issue such Zegna Special Voting Shares A to the SVS Foundation pursuant to the SVS Foundation’s exercise of its option right and, thereafter, the SVS Foundation will transfer the Zegna Special Voting Shares A to such shareholder. To the extent required, and only if Zegna fails to issue a conversion statement, the SVS Foundation will have the right to subscribe for Zegna Special Voting Shares B and Zegna Special Voting Shares C to facilitate the loyalty voting structure.
Terms and Conditions of the Zegna Special Voting Shares
The Terms and Conditions of the Zegna Special Voting Shares apply to the issuance, allocation, acquisition, conversion, sale, holding, repurchase and transfer of the Zegna Special Voting Shares and certain aspects of the registration of the Ordinary Shares in the Loyalty Register.
Special Capital Reserve
Zegna will maintain a special capital reserve, exclusively for the purpose of facilitating the issuance, conversion, or cancellation of the Zegna Special Voting Shares. The amounts required to maintain the special capital reserve will be charged exclusively against Zegna’s share premium reserve. Without prejudice to the next sentence, no distributions shall be made from the special capital reserve. The Zegna Board will be authorized to resolve upon (i) any distribution out of the special capital reserve to pay-up the Zegna Special Voting Shares or (ii) re-allocation of amounts to credit or debit the special capital reserve against or in favor of the share premium reserves Zegna will maintain.
Cancellation of Zegna Special Voting Shares
Following a mandatory transfer to Zegna of Zegna Special Voting Shares after a de-registration of eligible Ordinary Shares from the Loyalty Register, Zegna will be allowed to continue to hold the Zegna Special Voting Shares as treasury shares, but will not be entitled to vote on any such treasury shares. Alternatively, Zegna will be allowed to cancel the Zegna Special Voting Shares held in treasury, as a result of which the nominal value of such shares will be added to the special capital reserve. Zegna will also be allowed to cancel all issued and outstanding Zegna Special Voting Shares of a specific class, subject to approval of the meeting of holders of the relevant class of Zegna Special Voting Shares. Consequently, the loyalty voting feature will terminate, and the relevant Ordinary Shares will be de-registered from the Loyalty Register. No shareholder, who will be required to transfer Zegna Special Voting Shares to Zegna pursuant to the Terms and Conditions of the Zegna Special Voting Shares will be entitled to any consideration for such Zegna Special Voting Shares and each shareholder will expressly waive any rights in that respect as a condition to participation in the loyalty voting structure.
Change of Control
A shareholder with Ordinary Shares registered in the Loyalty Register must promptly notify Zegna in the event of a change of control (as such term is defined in the Terms and Conditions of the Zegna Special Voting Shares) with respect to such shareholder and must make a de-registration request with respect to all his or her Ordinary Shares registered in the Loyalty Register. The de-registration request leads to a transfer of the Zegna Special Voting Shares as described under “ —Loyalty Voting Structure.” Notwithstanding Zegna not receiving any such notification, it will be allowed, upon becoming aware of a change of control, to initiate the de-registration of the relevant shareholder’s Ordinary Shares from the Loyalty Register.

Affirmative Vote of the Sponsor Nominee
Pursuant to the Zegna Articles of Association, the affirmative vote of the Sponsor Nominee is required for resolutions of the Zegna Board concerning the following matters, provided that the Sponsor Group satisfies the Minimum Holding Requirement:
•making a proposal to the Zegna General Meeting concerning any amendment of the Zegna Articles of Association which adversely affects the rights of the IIAC Sponsor specifically (as opposed to its rights arising from the ownership of Ordinary Shares or Zegna Special Voting Shares that are shared on a pro rata basis by the other holders of the same class);
•cessation or material alteration of the principal business of Zegna, including a material change to its corporate purpose, or change of jurisdiction of organization;
•expansion of the Zegna Board to more than fifteen members without granting the IIAC Sponsor the right to nominate an additional Zegna Director to preserve its proportional representation;
•dissolution or termination of any standing committee of the Zegna Board;
•deregistration of Zegna or delisting of the Ordinary Shares from the NYSE; and
•making a proposal to the Zegna General Meeting for the appointment or removal of Zegna’s independent auditors, but only if the replacement is not from among Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers.
The IIAC Sponsor’s rights described above will lapse with immediate effect if the Sponsor Group fails to satisfy the Minimum Holding Requirement, provided that if such failure is not caused by a sale or transfer of Ordinary Shares by a member of the Sponsor Group, the IIAC Sponsor’s rights will lapse if such failure continues for a period of 20 trading days from the date on which any members of the Sponsor Group had knowledge of such failure.
Zegna General Meetings
Zegna General Meetings will be held in Amsterdam, Haarlemmermeer (which includes Schiphol Airport), The Hague or Rotterdam, the Netherlands. The annual Zegna General Meeting shall be held no later than six months after the end of the financial year on the date and at the place mentioned in the convocation notice. Additional extraordinary Zegna General Meetings may also be held whenever considered appropriate by the Zegna Board. Pursuant to Dutch law, one or more shareholders, who solely or jointly represent at least 10% of the issued and outstanding share capital, may request the Zegna Board to convene a Zegna General Meeting. If the Zegna Board has not taken the steps necessary to ensure that a Zegna General Meeting is held within the relevant statutory period after the request, the requesting person(s) may, at his/her/their request, be authorized by a court in preliminary relief proceedings to convene a Zegna General Meeting.
Zegna General Meetings shall be convened by an announcement in a Dutch daily newspaper and a notice, which shall include an agenda stating the items to be discussed, including for the annual Zegna General Meeting, among other things, the discussion and adoption of the annual accounts, appropriation of Zegna’s profits, and proposals relating to the Zegna Board, including the appointment or re-appointment of Zegna Directors and the filling of any vacancies in the Zegna Board. In addition, the agenda shall include such items as have been included therein by the Zegna Board. One or more of shareholders, alone or together, representing at least 3% of the issued and outstanding share capital may also request to include items in the agenda of a Zegna General Meeting.
Requests must be made in writing and received by the Zegna Board at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the DCGC, a shareholder may only request the inclusion of an item on the agenda after consulting the Zegna Board in that respect. If one or more of Zegna’s shareholders intend to request that an item be put on the agenda for a Zegna General Meeting that may result in a change in Zegna’s strategy, pursuant to the DCGC, the Zegna Board may invoke a response time of a maximum of 180 days until the day of the Zegna General Meeting. In addition, if shareholders request a change to the composition of the Zegna Board or of corresponding provisions in the Zegna Articles of Association, and in the case of an unsolicited public offer, a statutory response time may be invoked by the Zegna Board pursuant to Dutch law, being a period of, depending on the circumstances, no more than 250 days. The Zegna General Meeting is presided over by the Chairperson or, if the Chairperson is absent or no Zegna Director has been designated as Chairperson, by the Lead Non-Executive Director.
The Zegna Directors may attend a Zegna General Meeting in person or by electronic means of communication. The chairperson of the meeting may decide at his or her discretion to admit other persons to the meeting.
The external auditor of Zegna may attend the annual Zegna General Meeting in which the annual accounts are discussed.
Record Date
When convening a Zegna General Meeting, the Zegna Board is allowed to determine that persons with the right to vote or attend such meeting are considered those persons who have these rights at the 28th day prior to the date of the meeting (the “Zegna Record Date”) and are registered as such in a register to be designated by the Zegna Board for such purpose, regardless of whether they have these rights at the date of the meeting. In order for a person to be able to attend a Zegna General Meeting and to have the right to vote in such meeting, such person must notify Zegna in writing of his or her intention to do so no later than on the day and in the manner mentioned in the convocation notice for the Zegna General Meeting.
Voting Rights and Quorum at Zegna General Meetings
Each Ordinary Share and each Zegna Special Voting Share A confers the right to cast one vote, each Zegna Special Voting Share B confers the right to cast four votes and each Zegna Special Voting Share C confers the right to cast nine votes in a Zegna General Meeting. For more information about the Zegna Special Voting Shares, please refer to “ —Loyalty Voting Structure.” No votes may be cast at a Zegna General Meeting on shares held by Zegna or Zegna’s subsidiaries. Nonetheless, the holders of a right of usufruct in respect of Ordinary Shares are not excluded from the right to vote on such shares, if the right of usufruct or the right of pledge was granted prior to the time such share was acquired by Zegna or any of Zegna’s subsidiaries. Zegna may not cast votes on shares in respect of which Zegna or a subsidiary holds a right of usufruct or a right of pledge. Unless Dutch law or the Zegna Articles of Association state otherwise, all resolutions adopted at the Zegna General Meeting are adopted with a simple majority of the votes cast.
No quorum requirements apply.
Pursuant to Dutch law, when determining the extent to which shareholders vote, are present or represented, or the extent to which the share capital is present or represented, no account shall be taken of shares in respect of which the law or the Zegna Articles of Association provide that no votes may be cast.
Meetings of Holders of Shares of a Specific Class
Meetings of holders of shares of a specific class will be held whenever the Zegna Board calls such meetings.
Meetings of holders of shares of a specific class may be convened no later than on the sixth day before the day of such meeting. The provisions applicable to Zegna General Meetings, except those concerning the frequency, notice period and the Zegna Record Date, will apply mutatis mutandis to the meetings of holders of shares of a specific class. See “—Zegna General Meetings—Voting Rights and Quorum at Zegna General Meetings.”
Annual Accounts and Independent Auditor
Zegna’s financial year coincides with the calendar year. Within five months after the end of each financial year, which period may be extended with five months upon a resolution of the Zegna General Meeting on grounds of special circumstances, the Zegna Board will prepare and publish the annual accounts, consisting of a balance sheet, a profit and loss account and explanatory notes and which must be accompanied by a management report and auditor’s report, alongside any other information that would need to be made public in accordance with the applicable provisions of law and the requirements of the NYSE. All Zegna Directors are required to sign the annual accounts and in case the signature of any member is missing, the reason for this must be stated.
The annual accounts are to be adopted by the Zegna General Meeting. The annual accounts, the management report and independent auditor’s report will be made available at Zegna’s address to the shareholders for review as from the day of the notice convening the Zegna General Meeting at which they are discussed.
Amendments to the Zegna Articles of Association
A resolution of the Zegna General Meeting to amend the Zegna Articles of Association may only be adopted by the Zegna General Meeting at the proposal of the Zegna Board, which proposal requires the affirmative vote of the Sponsor Nominee if any amendment adversely affects the rights of the IIAC Sponsor specifically, as described under “ —Affirmative Vote of the Sponsor Nominee.” A resolution regarding the amendment of the Zegna Articles of Association will require a simple majority of the votes cast.
Dissolution and Liquidation
Zegna may only be dissolved by a resolution of the Zegna General Meeting at the proposal of the Zegna Board. If a resolution to dissolve Zegna is to be submitted to the Zegna General Meeting, this must in all cases be stated in the convocation notice for the relevant Zegna General Meeting. If the Zegna General Meeting resolves to dissolve Zegna, the members of the Zegna Board will be charged with the liquidation of the business of Zegna, unless the Zegna General Meeting resolves otherwise at the proposal of the Zegna Board. During liquidation, the provisions of the Zegna Articles of Association will remain in force as long as possible.
If Zegna is dissolved and liquidated, whatever remains of Zegna’s equity after all its debts have been satisfied will be divided. Firstly, the balance of the dividend reserve for each class of Zegna Special Voting Shares will be for the benefit of the holders of Zegna Special Voting Shares of that class in proportion to the aggregate nominal value of the class of their Zegna Special Voting Shares. Any balance remaining will be for the benefit of the holders of Ordinary Shares in proportion to the aggregate nominal value of Ordinary Shares held by each of them.
Squeeze Out
Pursuant to article 2:92a of the Dutch Civil Code, a shareholder who, for his or her own account, holds at least 95% of Zegna’s issued and outstanding share capital may initiate proceedings against the other shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Dutch Enterprise Chamber (Ondernemingskamer) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil procedure (Wetboek van Burgerlijke Rechtsvordering). The Dutch Enterprise Chamber may grant the claim for the squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one to three expert(s) who will offer an opinion to the Dutch Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Dutch Enterprise Chamber, the person acquiring the shares must give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him or her. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a Dutch national daily newspaper.
Financial Reporting under Dutch Law
The Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving, the “FRSA”), applies to Zegna’s financial reporting. Under the FRSA, the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, “AFM”) supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or on an equivalent third (non-EU) country market. As Zegna has its corporate seat in the Netherlands and the Ordinary Shares are listed on the NYSE, the FRSA is applicable to Zegna.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from Zegna regarding the application of the applicable financial reporting standards and thereafter (ii) make informal arrangements with Zegna that must be observed in the future or make a notification to Zegna that its financial reports do not meet the applicable financial reporting standards, which notification may be accompanied by a recommendation to Zegna to issue a press release on the subject matter. If Zegna does not comply or comply adequately with such a request or recommendation, the AFM may request that the Dutch Enterprise Chamber orders Zegna to (i) provide an explanation on the way it has applied the applicable financial reporting standards to its financial reports or (ii) prepare its financial reports in accordance with the Dutch Enterprise Chamber’s instructions.
Certain Insider Trading and Market Manipulation Laws
Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 (the “MAR”) on abuse rules does not apply to Zegna or to the Ordinary Shares as the Ordinary Shares are solely listed on the NYSE, a stock exchange outside the European Economic Area. As a result, there are no EU rules or Dutch rules applicable to Zegna relating to market abuse, such as insider trading, tipping, market manipulation and notification rules for director dealings.
Certain Disclosure and Reporting Obligations of Zegna
As Zegna has its corporate seat in the Netherlands and has its Ordinary Shares listed on a third (non-EU) country market equivalent to a regulated market (i.e. NYSE), Zegna is subject to the DCGC. The DCGC contains both principles and suggested governance provisions for one-tier boards, executive and non-executive directors, shareholders and general meetings, financial reporting, auditors, disclosure compliance and enforcement standards.
While Zegna intends to endorse the principles and best practice provisions of the DCGC, it does not apply all best practice provisions. The DCGC is based on a “comply or explain” principle. Accordingly, Zegna is required to disclose in its management report publicly filed in the Netherlands, whether or not it is complying with the various provisions of the DCGC. If Zegna does not comply with one or more of those provisions (e.g., because of a conflicting NYSE requirement or U.S. market practice), Zegna is required to explain the reasons for such non-compliance in its Dutch statutory annual report relating to the fiscal year under review.
Exchange Controls
Under Dutch law, there are no exchange control restrictions on investments in, or payments on, the Ordinary Shares. There are no special restrictions in the Zegna Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote the Ordinary Shares.
Registration Rights and Lock-Up Arrangements
Concurrently with the Closing, Zegna, the Zegna Initial Shareholders, the IIAC Sponsor and the IIAC Initial Shareholders (collectively, the “Holders”) entered into the Registration Rights Agreement, pursuant to which, among other things, the Holders have been granted certain registration rights with respect to certain Ordinary Shares and other equity securities of Zegna held by the Holders from time to time. Pursuant to the Registration Rights Agreement, Zegna has filed a registration statement registering for resale certain Ordinary Shares and other equity securities of Zegna held by the Holders. At any time and from time to time after the expiration of any lock-up to which a Holder’s shares are subject, if any, any Holder will be able to request to sell all or a portion of its registrable securities in an underwritten offering so long as the aggregate gross proceeds from the offering are reasonably expected to exceed $50 million. Zegna will under no circumstances be obligated to effect (i) more than 3 underwritten offerings in the aggregate in respect of all registrable securities held by the Zegna Initial Shareholders or (ii) more than 3 underwritten offerings in the aggregate in respect of all registrable securities held by the IIAC Initial Shareholders. The Registration Rights Agreement also provides for customary “piggyback” registration rights, subject to certain requirements and customary cut-backs. The Registration Rights Agreement also contains customary provisions regarding indemnification and contribution.
Concurrently with the execution of the Business Combination Agreement, IIAC and Zegna entered into the PIPE Subscription Agreements with certain investors, which provided customary registration rights to investors. In accordance with the PIPE Subscription Agreements, Zegna filed with the SEC a registration statement registering the resale of such shares. Zegna will use commercially reasonable efforts to keep the registration statement effective until the earliest of: (i) the third anniversary of the Closing; (ii) the date the subscribers cease to hold any shares issued pursuant to the PIPE Subscription Agreements (the “registrable shares”); or (iii) the date all registrable shares may be sold by the subscribers under Rule 144 within 90 days without the public information, volume or manner of sale limitations of such rule. The PIPE Subscription Agreements for the Insider PIPE Subscribers contained certain restrictions on transfer with respect to the shares issued pursuant to such PIPE Subscription Agreements, which expired on December 17, 2022.
Concurrently with the Closing, the Zegna Initial Shareholders, the IIAC Sponsor and the IIAC Initial Shareholders entered into the Zegna Shareholders Lock-Up Agreement and the IIAC Sponsor Lock-Up Agreement, as applicable, with Zegna. Pursuant to the Zegna Shareholders Lock-Up Agreement, the Zegna Initial Shareholders agreed, among other things, not to sell, transfer or otherwise dispose of any Ordinary Shares owned by them (excluding any shares acquired in the PIPE Financing) until the earlier of (a) the date that is 18 months from the Closing Date and (b) the last trading day on which the volume weighted average share price of the Ordinary Shares equals or exceeds $12.50 per share for at least 20 trading days within any period of 30 consecutive trading days, commencing at least 180 days after the Closing Date. Such condition was satisfied on March 14, 2023 and the relevant shares are no longer subject to the lock-up. Pursuant to the IIAC Sponsor Lock-Up Agreement, subject to certain exceptions, the IIAC Sponsor and the IIAC Initial Shareholders agreed, among other things, not to sell, transfer or otherwise dispose of any Ordinary Shares or Warrants acquired in connection with the Business Combination in exchange for Class B Shares, Class A Shares subscribed for pursuant to the Forward Purchase Agreement and IIAC Private Placement Warrants, as applicable (excluding any shares acquired in the PIPE Financing), for a period of 180 days following the Closing Date, which expired on June 15, 2022; provided that, subject to certain adjustments: (i) the IIAC Sponsor (together with any other IIAC affiliates) will maintain beneficial ownership of a number of Ordinary Shares representing at least (a) 80% of the IIAC Sponsor’s initial stake immediately following the Closing (excluding, for the avoidance of doubt, Ordinary Shares acquired in the PIPE Financing) for a period of at least 18 months following the Closing Date, and (b) 40% of the IIAC Sponsor’s initial stake immediately following the Closing (excluding, for the avoidance of doubt, Ordinary Shares acquired in the PIPE Financing) for a period of at least 36 months following the Closing Date.
Shareholders Agreement
Concurrently with the Closing, Zegna, Monterubello, Ermenegildo Zegna and the IIAC Sponsor entered into the Shareholders Agreement, pursuant to which, among other things, for so long as the Sponsor Group satisfies the Minimum Holding Requirement, (i) the parties thereto will, and will cause their respective controlled affiliates to, exercise their rights and powers such that the Sponsor Nominee will only be (a) suspended as a Zegna Director if so requested in writing by the IIAC Sponsor unless the Zegna Board reasonably determined that not suspending the Sponsor Nominee would be in breach of the Zegna Board’s fiduciary duties and (b) dismissed as a Zegna Director if so requested in writing by the IIAC Sponsor or in the case of fraud or willful misconduct in the performance of the Sponsor Nominee’s office as a Zegna Non-Executive Director, (ii) Zegna will offer the Sponsor Nominee the opportunity to be proposed to the Zegna Board for appointment to serve on the Audit Committee and/or the Compensation Committee and (iii) the IIAC Sponsor will have the right to participate in certain capital raises of Zegna on the terms and subject to the exceptions contained in the Shareholders Agreement.
For so long as the Sponsor Group satisfies the Minimum Holding Requirement and subject to the conditions contained in the Shareholders Agreement, Zegna will also (i) consult with the IIAC Sponsor and solicit and consider its views in good faith before (a) entering into any major, transformative acquisition involving a merger with a similarly situated fashion or luxury goods company or (b) determining to pay an extraordinary cash dividend, and (ii) provide access to senior representatives of the IIAC Sponsor to interact with (a) the Chief Financial Officer and Chief Operating Officer of Zegna monthly and (b) the Chief Executive Officer of Zegna quarterly, in each case to ask questions about the affairs of Zegna, provided that, in each case, neither Zegna nor its senior representatives shall be under any obligation to disclose any confidential or non-public information.
Listing of Securities
The Ordinary Shares are listed on NYSE under the symbol “ZGN.” Holders of Ordinary Shares should obtain current market quotations for their securities.

SELLING SHAREHOLDERS
This prospectus relates to the possible offer and sale from time to time of up to 189,902,164 Ordinary Shares by the selling shareholders, including:
(i)up to 32,623,099 Ordinary Shares issued to certain selling shareholders concurrently with the closing of the Business Combination between us and IIAC in connection with the PIPE Financing and the Offset PIPE Financing, for a purchase price of $10.00 per share;
(ii)up to 407,190 Ordinary Shares issued upon the cashless exercise (at an exercise ratio of 0.277 Ordinary Shares per warrant so exercised, in accordance with the terms of the warrant agreement) of our Private Placement Warrants; the Private Placement Warrants were issued by us in a private placement transaction in connection with the Business Combination: 5,900,000 of such Private Placement Warrants were issued by us in exchange for the private placement warrants originally issued by IIAC at the time of its initial public offering at a purchase price of $1.50 per warrant and 800,000 of such Private Placement Warrants were granted by us to certain of our directors; and
(iii)up to 156,871,875 Ordinary Shares currently held by certain selling shareholders, including (a) up to 155,400,000 Ordinary Shares held by the Zegna Initial Shareholders, which were acquired by such holders over the course of many years prior to the Business Combination when the Company was still a privately held company; Monterubello, which holds 149,734,550 Ordinary Shares (representing 59.9% of the total Ordinary Shares outstanding as of May 18, 2023 and 78.9% of the Ordinary Shares registered hereunder), is Zegna’s controlling shareholder and is owned by members of the Zegna family which founded Zegna’s business in 1910, and (b) up to 1,471,875 Ordinary Shares issued by us to holders of Class B Shares of IIAC, being the IIAC Initial Shareholders, in consideration for their contribution of such Class B Shares in connection with the Business Combination; such Class B Shares had been originally purchased by the IIAC Sponsor for a purchase price of approximately $0.002 per share, as disclosed in the registration statement on Form S-1 filed by IIAC.
We are registering the resale of the securities described above to satisfy certain registration rights we have granted to the holders of such securities, including under the Registration Rights Agreement, the PIPE Subscription Agreements and the Offset Subscription Agreements.
The selling shareholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling shareholders’ interest in our securities after the date of this prospectus.
The selling shareholders may resell, under this prospectus, up to 189,902,164 Ordinary Shares, representing approximately 76% of our Ordinary Shares issued and outstanding on May 18, 2023 and including the Ordinary Shares held by Monterubello. The sale of such securities in the public market by the selling shareholders, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Additionally, selling shareholders may still achieve a return on the securities they purchased and may be willing to sell their Ordinary Shares at a price lower than shareholders that acquired or will acquire our Ordinary Shares in the public market at any time after the Business Combination. Based on the last reported sale price of our Ordinary Shares on May 22, 2023 of $12.49 per Ordinary Share, the selling shareholders would realize significant gains on the sale of their holdings.
The following table is prepared based on information provided to us by the selling shareholders. The table below sets forth, at the date of this prospectus, the name of the selling shareholders for which we are registering Ordinary Shares for resale to the public and the aggregate principal amount that the selling shareholders may offer pursuant to this prospectus. Unless otherwise indicated, the individuals and entities listed below have beneficial ownership over their respective securities.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, at any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date, including, but not limited to, any right to acquire through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement.
We have based percentage ownership prior to this offering on 249,829,313 Ordinary Shares outstanding at May 18, 2023. For purposes of calculating the number of shares beneficially owned and percentages of beneficial ownership, shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership, but not for purposes of calculating the percentage for other persons.
We cannot advise you as to whether the selling shareholders will in fact sell any or all of such securities. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
Selling shareholder information for each additional selling shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling shareholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling shareholder and the number of Ordinary Shares registered on its behalf. A selling shareholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”
The shares owned by the persons named below do not have voting rights different from the shares owned by other holders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o Ermenegildo Zegna N.V., Viale Roma 99/100, 13835, Valdilana loc. Trivero, Italy.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to the Offering		Number of Ordinary Shares Being Offered	Ordinary Shares Beneficially Owned After the Ordinary Shares are Sold
	Number	%		Number	%
Monterubello s.s.(1)	149,734,550	59.9%	149,734,550	—	—
Certain funds and accounts of T Rowe Price(2)	9,843,532	3.9%	9,843,532	—	—
Certain funds and accounts of Invesco(3)	5,491,985	2.2%	5,418,719	73,266	(*)
Ermenegildo Zegna di Monte Rubello(4)	6,533,886	2.6%	5,246,800	1,287,086	(*)
Investment Corporation of Dubai(5)	3,000,000	1.2%	3,000,000	—	—
Patrizio Bertelli(6)	2,500,000	1.0%	2,500,000	—	—
Exor N.V.(7)	2,500,000	1.0%	2,500,000	—	—
Banca del Ceresio SA(8)	2,499,900	1.0%	2,499,900	—	—
Felofin S.p.A.(9)	1,500,000	(*)	1,500,000	—	—
Sergio P. Ermotti(10)	1,488,759	(*)	1,692,665	—	—
Yarpa Special Opportunities 4 Srl(11)	1,000,000	(*)	1,000,000	—	—
DDS and Associates LLC(12)	838,650	(*)	838,650	—	—
Henry Peter(13)	472,700	(*)	447,700	25,000	(*)
SCP Victorious(14)	360,000	(*)	360,000	—	—
Elridge Enterprises Corporation(15)	250,000	(*)	250,000	—	—
Raissa Limited S.A.(16)	250,000	(*)	250,000	—	—
Paolo Zegna di Monte Rubello(17)	267,700	(*)	267,700	—	—
Edoardo Zegna di Monte Rubello(18)	225,000	(*)	200,000	25,000	(*)
Thom Browne Revocable Trust(19)	200,000	(*)	200,000	—	—

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to the Offering		Number of Ordinary Shares Being Offered	Ordinary Shares Beneficially Owned After the Ordinary Shares are Sold
	Number	%		Number	%
Monterubello s.s.(1)	149,734,550	59.9%	149,734,550	—	—
Tom Ford(20)	200,000	(*)	200,000	—	—
Cofi SA(21)	200,000	(*)	200,000	—	—
Anna Zegna di Monte Rubello(22)	177,700	(*)	177,700	—	—
Domenico De Sole(23)	147,700	(*)	147,700	—	—
Michele Norsa(24)	147,700	(*)	147,700	—	—
Ronald B Johnson(25)	147,700	(*)	147,700	—	—
Valerie Anne Mars(26)	147,700	(*)	147,700	—	—
Bootes Srl(27)	120,000	(*)	120,000	—	—
Angelo Zegna di Monte Rubello(28)	100,000	(*)	100,000	—	—
Umberto Giovine(29)	125,000	(*)	100,000	25,000	(*)
Cesare Bertani(30)	100,000	(*)	100,000	—	—
Paola Bruzzo(31)	65,000	(*)	65,000	—	—
Iceberg Zegna Holdings LLC(32)	62,500	(*)	62,500	—	—
Giorgio Delpiano(33)	72,500	(*)	60,000	12,500	(*)
Renata Zegna di Monte Rubello(34)	60,000	(*)	60,000	—	—
Audeo Advisors Limited(35)	42,500	(*)	50,000	—	—
Gianluca Ambrogio Tagliabue(36)	80,000	(*)	30,000	50,000	(*)
Alessandro Sartori(37)	55,000	(*)	30,000	25,000	(*)
Franca Calcia(38)	80,000	(*)	30,000	50,000	(*)
Christian Foddis(39)	42,500	(*)	30,000	12,500	(*)
Elisabetta Zegna(40)	30,000	(*)	30,000	—	—
Voya International Index Portfolio(41)	25,448	(*)	25,448	—	—
Dante Roscini(42)	21,250	(*)	25,000	—	—
Jose Joaquin Guell Ampuero(43)	17,500	(*)	25,000	—	—
Mauro Natale(44)	15,000	(*)	15,000	—	—
Umberto Trabaldo Togna(45)	13,000	(*)	13,000	—	—
Tensie Whelan(46)	8,750	(*)	12,500	—	—
__________________
(*)Represents beneficial ownership of less than 1%.
(1)Comprised of 149,734,550 Ordinary Shares held by Monterubello s.s., which were subject to a contractual lock-up under the Zegna Shareholders Lock-Up Agreement, which expired on March 14, 2023 as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”. These shares are being registered in accordance with the terms of the Registration Rights Agreement, dated as of December 17, 2021, by and between the Company, the selling shareholder and the other parties thereto, as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”. Monterubello s.s. is an Italian società semplice whose quotas are currently held by members of the Zegna family. The directors of Monterubello s.s. as of December 31, 2022, were Ermenegildo Zegna di Monte Rubello (chairman of the board of directors), Paolo Zegna di Monte Rubello (vice chairman of the board of directors), Anna Zegna di Monte Rubello, Laura Zegna di Monte Rubello, Angelo Zegna di Monte Rubello, Giovanni Schneider, Alessandro Andrea Trabaldo Togna and Franca Calcia. The business address of Monterubello s.s. is Via Marconi 23, 13835 Valdilana, Biella, Italy.
(2)Comprised of (i) 3,064,085 PIPE Shares held by T. Rowe Price International Discovery Fund, (ii) 405,665 PIPE Shares held by T. Rowe Price International Small-Cap Equity Trust, (iii) 10,961 PIPE Shares held by T. Rowe Price Global Allocation Fund, Inc., (iv) 29,161 PIPE Shares held by Advanced Series Trust—AST T. Rowe Price Growth Opportunities Portfolio, (v) 3,569,341 PIPE Shares held by T. Rowe Price International Stock Fund, (vi) 69,884 PIPE Shares held by T. Rowe Price International Stock Portfolio, (vii) 196,077 PIPE Shares held by T. Rowe Price Non-U.S. Equities Trust, (viii) 2,228,905 PIPE Shares held by T. Rowe Price International Growth Equity Trust, (ix) 3,810 PIPE Shares held by T. Rowe Price Global Allocation Fund, Inc., (x) 38,063 PIPE Shares held by Advanced Series Trust—AST T. Rowe Price Growth Opportunities Portfolio, (xi) 109,245 PIPE Shared held by Brinker Capital Destinations Trust—Destinations International Equity Fund, (xii) 95,819 PIPE Shares held by MassMutual Select Funds—MassMutual Select T. Rowe Price International Equity Fund and (xiii) 22,516 PIPE Shares held by Houston Municipal Employees Pension System. T. Rowe Price Associates, Inc.

(“TRPA”) serves as investment adviser or subadviser with power to direct investments and/or sole power to vote the securities owned by the foregoing funds and accounts (collectively, the “Funds”). For purposes of reporting requirements of the Exchange Act, TRPA may be deemed to be the beneficial owner of all of the shares held by the Funds; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is a wholly- owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer, is a subsidiary of TRPA, the investment adviser to the Funds. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. T. Rowe Price provides brokerage services through this subsidiary primarily to complement the other services provided to shareholders of the T. Rowe Price funds. The business address of the Funds is 100 East Pratt Street, Baltimore, Maryland 21202, USA.
(3)Comprised of (i) 5,142,215 PIPE Shares held by AIM Investment Funds (Invesco Investment Funds), on behalf of Invesco Developing Markets Fund, (ii) 234,561 PIPE Shares held by Employee Benefit Investment Funds of Invesco Trust Company, on behalf of Invesco Emerging Markets Equity Trust and (iii) 41,943 PIPE Shares held by Invesco Emerging Markets Equity Fund, LP. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 73,266 Ordinary Shares held by Invesco Emerging Markets Equity Trust, which are not offered hereunder. Invesco Advisers, Inc. serves as the investment adviser of the selling shareholders and has voting and investment power over the shares held by the selling shareholders. The business address of the selling shareholders is c/o Invesco Advisers, Inc., Two Peachtree Point, 1555 Peachtree Street NE, Atlanta, Georgia 30309, USA.
(4)Comprised of 5,246,800 Ordinary Shares held by Ermenegildo Zegna di Monte Rubello (including 420,000 PIPE Shares), of which 4,826,800 were subject to a contractual lock-up under the Zegna Shareholders Lock-Up Agreement, which expired on March 14, 2023 as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”. These shares are being registered in accordance with the terms of the Registration Rights Agreement, dated as of December 17, 2021, by and between the Company, the selling shareholder and the other parties thereto, as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 1,287,086 Ordinary Shares, which are not offered hereunder. Ermenegildo Zegna di Monte Rubello is the Chief Executive Officer of Zegna and a member of the Zegna Board.
(5)Comprised of 3,000,000 PIPE Shares held by Investment Corporation of Dubai (“ICD”). HE Mohammed Ibrahim Al Shaibani, the managing director of ICD, and Khalifa Al Daboos, the deputy CEO of ICD, have voting and investment power over the shares held by ICD; however, each of these individuals disclaim beneficial ownership of these shares. The business address of ICD is Levels 5 and 6, Gate Village 7, Dubai International Financial Centre, Dubai, United Arab Emirates.
(6)Comprised of 2,500,000 PIPE Shares held by Patrizio Bertelli.
(7)Comprised of 2,500,000 PIPE Shares held by Exor N.V, which is listed in the Netherlands on Euronext Amsterdam, and is controlled by Giovanni Agnelli B.V. (“G.A.”), which holds 53.57% of its share capital. G.A. is a Dutch private company with limited liability, with its capital divided in shares and currently held by members of the Agnelli family. The directors of G.A. are John Elkann, Jeroen Preller, Florence Hinnen, Tiberto Brandolini d’Adda, Alessandro Nasi, Andrea Agnelli, Luca Ferrero de’ Gubernatis Ventimiglia and Benedetto Della Chiesa. The business address of Exor N.V. is Gustav Mahlerplein 25, 1082 MS Amsterdam, The Netherlands.
(8)Comprised of (i) 624,900 PIPE Shares held by Banca del Ceresio SA, as nominee for Antonio Foglia and not in its individual capacity, (ii) 625,000 PIPE Shares held by Banca del Ceresio SA, as nominee for Federico Foglia and not in its individual capacity, (iii) 625,000 PIPE Shares held by Banca del Ceresio SA, as nominee for Giacomo Foglia and not in its individual capacity, and (iv) 625,000 PIPE Shares held by Banca del Ceresio SA, as nominee for Maria Alessandra Foglia and not in its individual capacity. The business address of Banca del Ceresio SA is Via Della Posta 7, 6900 Lugano, Switzerland.
(9)Comprised of 1,500,000 PIPE Shares held by Felofin S.p.A. Federico Luti, the Chief Executive Officer of Felofin S.p.A., has voting and investment power over the shares held by Felofin S.p.A. The business address of Felofin S.p.A. is Via delle Industrie 3, 20082 Noviglio (Milan), Italy.
(10)Comprised of 1,692,665 Ordinary Shares (including 120,000 PIPE Shares and 213,290 Ordinary Shares issued upon cashless exercise of 770,000 Private Placement Warrants in connection with the Warrant Redemption), held by Sergio P. Ermotti, of which 475,781 Ordinary Shares were released from escrow upon satisfaction of the relevant release conditions as of March 14, 2023, in accordance with the terms of the Business Combination Agreement. “Number of Ordinary Shares Being Offered” includes 203,906 Escrowed Shares issued to the selling shareholder, which will be held in escrow until satisfaction of the relevant release conditions or lapse of the prescribed period of time, in accordance with the terms of the Business Combination Agreement. As long as any such Escrowed Shares are held in escrow, the selling shareholder’s voting and economic rights shall be restricted; accordingly, these Escrowed Shares are excluded from “Ordinary Shares Beneficially Owned Prior to the Offering”. These securities are being registered in accordance with the terms of the Registration Rights Agreement, dated as of December 17, 2021, by and between the Company, the selling shareholder and the other parties thereto, as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”. Sergio P. Ermotti is a member of the Zegna Board and served as chairman of the board of directors of IIAC prior to the Effective Time.
(11)Comprised of 1,000,000 PIPE Shares held by Yarpa Special Opportunities 4 S.r.l. Alessandro Lenotti, the sole director of Yarpa Special Opportunities 4 S.r.l, has voting and investment power over the shares held by Yarpa Special Opportunities 4 S.r.l. The business address of Yarpa Special Opportunities 4 S.r.l. is Corso di Porta Nuova 15, 20121 Milan, Italy.
(12)Comprised of 838,650 Ordinary Shares held by DDS and Associates LLC, which were subject to a contractual lock-up under the Zegna Shareholders Lock-Up Agreement, which expired as of March 14, 2023 as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”. These shares are being registered in accordance with the terms of the Registration Rights Agreement, dated as of December 17, 2021, by and between the Company, the selling shareholder and the other parties thereto, as described under “Description of Securities— Registration Rights and Lock-Up Arrangements”. DDS and Associates LLC is beneficially owned by members of Domenico De Sole’s family. The business address of DDS and Associates LLC is 16 Marsh Wren Road, South Carolina 29928, USA.
(13)Comprised of (i) 420,000 PIPE Shares, and (ii) 27,700 Ordinary Shares issued upon cashless exercise of 100,000 Private Placement Warrants in connection with the Warrant Redemption, held by Henry Peter, who is a member of the Zegna Board and serves on the board of directors of certain Group companies. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 25,000 Ordinary Shares which are not offered hereunder.
(14)Comprised of 360,000 PIPE Shares held by SCP Victorious. Laura N M Fonda, the director of SCP Victorious, has voting and investment power over the shares held SCP Victorious; however, Laura N M Fonda disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. Laura N M Fonda is the mother of Rodrigo Bazan, who is the Chief Executive Officer of Thom Browne. The business address of SCP Victorious is c/o Chez Gordon Blair Offices, 7 Rue de Gabian, 98000 Monaco.
(15)Comprised of 250,000 PIPE Shares held by Elridge Enterprises Corporation. Janse Jasper has a full (general) power of attorney to act on behalf of the selling shareholder which may be deemed to give him voting and investment power over the shares held by Elridge Enterprises Corporation; however, Janse Jasper disclaims beneficial ownership of these shares. The business address of Elridge Enterprises Corporation is c/o Rivers Properties and Consulting SA, Piazza Dante 7, 6900 Lugano, Switzerland.
(16)Comprised of 250,000 PIPE Shares held by Raissa Limited S.A., the transferee of Lovat International Inc. Janse Jasper has a full (general) power of attorney to act on behalf of the selling shareholder which may be deemed to give him voting and investment power over the shares held by Lovat International Inc.; however, Janse Jasper disclaims beneficial ownership of these shares. The business address of Raissa Limited S.A. is c/o Rivers Properties and Consulting SA, Piazza Dante 7, 6900 Lugano, Switzerland.
(17)Comprised of (i) 240,000 PIPE Shares, and (ii) 27,700 Ordinary Shares issued upon cashless exercise of 100,000 Private Placement Warrants in connection with the Warrant Redemption, held by Paolo Zegna di Monte Rubello, who is a member of the Zegna Board and serves on the board of directors of certain Group companies.
(18)Comprised of 200,000 PIPE Shares held by Edoardo Zegna di Monte Rubello, who is Zegna’s Chief Marketing and Sustainability Officer. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 25,000 Ordinary Shares, which are not offered hereunder.
(19)Comprised of 200,000 PIPE Shares held by Thom Browne Revocable Trust and beneficially owned by Thom Browne, the Founder and Chief Creative Officer of Thom Browne. The business address of Thom Browne Revocable Trust is 1 Sutton Place, New York, New York 10022, USA.
(20)Comprised of 200,000 PIPE Shares held by Tom Ford.
(21)Comprised of 200,000 PIPE Shares held by Cofi SA. Umberto Trabaldo Togna and Massimo Trabaldo Togna, the beneficial owners of Cofi SA, have voting and investment power over the shares held by Cofi SA. The business address of Cofi SA is 2 Rue de l’Eau, L-1449 Luxembourg.
(22)Comprised of (i) 150,000 PIPE Shares, and (ii) 27,700 Ordinary Shares issued upon cashless exercise of 100,000 Private Placement Warrants in connection with the Warrant Redemption, held by Anna Zegna di Monte Rubello, who is a member of the Zegna Board.
(23)Comprised of (i) 120,000 PIPE Shares, and (ii) 27,700 Ordinary Shares issued upon cashless exercise of 100,000 Private Placement Warrants in connection with the Warrant Redemption, held by Domenico De Sole, who is a member of the Zegna Board.
(24)Comprised of (i) 120,000 PIPE Shares, and (ii) 27,700 Ordinary Shares issued upon cashless exercise of 100,000 Private Placement Warrants in connection with the Warrant Redemption, held by Michele Norsa, who is a member of the Zegna Board.
(25)Comprised of (i) 120,000 PIPE Shares, and (ii) 27,700 Ordinary Shares issued upon cashless exercise of 100,000 Private Placement Warrants in connection with the Warrant Redemption, held by Ronald B Johnson, who is a member of the Zegna Board.
(26)Comprised of (i) 120,000 PIPE Shares, and (ii) 27,700 Ordinary Shares issued upon cashless exercise of 100,000 Private Placement Warrants in connection with the Warrant Redemption, held by Valerie Anne Mars, who is a member of the Zegna Board.
(27)Comprised of 120,000 PIPE Shares held by Bootes Srl. Rosario Bifulco, the sole director of Bootes Srl, has voting and investment power over the shares held by Bootes Srl. The business address of Bootes Srl is Via Vincenzo Monti 21, 20123 Milan, Italy.
(28)Comprised of 100,000 PIPE Shares held by Angelo Zegna di Monte Rubello, who is Zegna’s Consumer & Retail Excellence Director and serves on the board of directors of Thom Browne Inc.
(29)Comprised of 100,000 PIPE Shares held by Umberto Giovine, who serves on the board of directors of certain Group companies. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 25,000 Ordinary Shares, which are not offered hereunder.
(30)Comprised of 100,000 PIPE Shares held by Cesare Bertani.
(31)Comprised of 65,000 PIPE Shares held by Paola Bruzzo.
(32)Comprised of 62,500 PIPE Shares held by Iceberg Zegna Holdings LLC. Ralph Winter, the sole manager and ultimate beneficial owner of Iceberg Zegna Holdings LLC, has voting and investment power over the shares held by Iceberg Zegna Holdings LLC. The business address of Iceberg Zegna Holdings LLC is 119 Washington Avenue, Suite 502, Miami Beach, Florida 33139.
(33)Comprised of 60,000 PIPE Shares held by Giorgio Delpiano. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 12,500 Ordinary Shares, which are not offered hereunder.
(34)Comprised of 60,000 PIPE Shares held by Renata Zegna di Monte Rubello, who was a director of the Company prior to the Conversion.
(35)Comprised of 42,500 Ordinary Shares held by Audeo Advisors Limited, of which 17,500 Ordinary Shares were released from escrow upon satisfaction of the relevant release conditions as of March 14, 2023, in accordance with the terms of the Business Combination Agreement. “Number of Ordinary Shares Being Offered” includes 7,500 Escrowed Shares issued to the selling shareholder, which will be held in escrow until satisfaction of the relevant release conditions or lapse of the prescribed period of time, in accordance with the terms of the Business Combination Agreement. As long as any such Escrowed Shares are held in escrow, the selling shareholder’s voting and economic rights shall be restricted; accordingly, these Escrowed Shares are excluded from “Ordinary Shares Beneficially Owned Prior to the Offering”. These shares are being registered in accordance with the terms of the Registration Rights Agreement, dated as of December 17, 2021, by and between the Company, the selling shareholder and the other parties thereto, as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”. Alessandro Tomé and Catharina V. Tomé-Jonesco, the directors of Audeo Advisors Limited, have voting and investment power over the shares held by Audeo Advisors Limited; however, each of these individuals disclaim beneficial ownership of these shares. The business address of Audeo Advisors Limited is Flat 7, Abbots Court, Thackeray Street, W8 5ES London, United Kingdom.
(36)Comprised of 30,000 PIPE Shares held by Gianluca Ambrogio Tagliabue, who is the Chief Operating Officer and Chief Financial Officer of Zegna. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 50,000 Ordinary Shares, which are not offered hereunder.
(37)Comprised of 30,000 PIPE Shares held by Alessandro Sartori, who is the Artistic Director of Zegna. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 25,000 Ordinary Shares, which are not offered hereunder.
(38)Comprised of 30,000 PIPE Shares held by Franca Calcia, who is Zegna’s Transition Officer and serves on the board of directors of certain Group companies. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 50,000 Ordinary Shares, which are not offered hereunder.

(39)Comprised of 30,000 PIPE Shares held by Christian Foddis, who is Zegna’s President – Asia Pacific and serves on the board of directors of certain Group companies. “Ordinary Shares Beneficially Owned Prior to the Offering” includes an additional 12,500 Ordinary Shares, which are not offered hereunder.
(40)Comprised of 30,000 PIPE Shares held by Elisabetta Zegna.
(41)Comprised of 25,448 PIPE Shares held by Voya Index Portfolio, the surviving entity in the merger between Voya Investors Trust—VY T. Rowe Price International Stock Portfolio and Voya International Index Portfolio. Voya Investments, LLC and Voya Investment Management Co. LLC serve as investment adviser and sub-adviser, respectively, to the selling shareholder with power to vote or dispose of the securities owned by the selling shareholder, as applicable. The business address of the selling shareholder is c/o Voya Investments, LLC, 7337 E. Doubletree Ranch Road, Suite 100, Scottsdale, AZ 85258-2034, USA and c/o Voya Investment Management Co. LLC, 230 Park Avenue, New York, NY 10169, USA.
(42)Comprised of 21,250 Ordinary Shares held by Dante Roscini, of which 8,750 Ordinary Shares were released from escrow upon satisfaction of the relevant release conditions as of March 14, 2023, in accordance with the terms of the Business Combination Agreement. “Number of Ordinary Shares Being Offered” includes 3,750 Escrowed Shares issued to the selling shareholder, which will be held in escrow until satisfaction of the relevant release conditions or lapse of the prescribed period of time, in accordance with the terms of the Business Combination Agreement. As long as any such Escrowed Shares are held in escrow, the selling shareholder’s voting and economic rights shall be restricted; accordingly, these Escrowed Shares are excluded from “Ordinary Shares Beneficially Owned Prior to the Offering”. These shares are being registered in accordance with the terms of the Registration Rights Agreement, dated as of December 17, 2021, by and between the Company, the selling shareholder and the other parties thereto, as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”. Dante Roscini served as a member of the board of directors of IIAC prior to the Effective Time.
(43)Comprised of 17,500 Ordinary Shares held by Jose Joaquin Guell Ampuero, which were released from escrow upon satisfaction of the relevant release conditions as of March 14, 2023, in accordance with the terms of the Business Combination Agreement. “Number of Ordinary Shares Being Offered” includes 7,500 Escrowed Shares issued to the selling shareholder, which will be held in escrow until satisfaction of the relevant release conditions or lapse of the prescribed period of time, in accordance with the terms of the Business Combination Agreement. As long as any such Escrowed Shares are held in escrow, the selling shareholder’s voting and economic rights shall be restricted; accordingly, these Escrowed Shares are excluded from “Ordinary Shares Beneficially Owned Prior to the Offering”. These shares are being registered in accordance with the terms of the Registration Rights Agreement, dated as of December 17, 2021, by and between the Company, the selling shareholder and the other parties thereto, as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”.
(44)Comprised of 15,000 PIPE Shares held by Mauro Natale.
(45)Comprised of 13,000 PIPE Shares held by Umberto Trabaldo Togna.
(46)Comprised of 8,705 Ordinary Shares held by Tensie Whelan, which were released from escrow upon satisfaction of the relevant release conditions as of March 14, 2023, in accordance with the terms of the Business Combination Agreement. “Number of Ordinary Shares Being Offered” includes 3,750 Escrowed Shares issued to the selling shareholder, which will be held in escrow until satisfaction of the relevant release conditions or lapse of the prescribed period of time, in accordance with the terms of the Business Combination Agreement. As long as any such Escrowed Shares are held in escrow, the selling shareholder’s voting and economic rights shall be restricted; accordingly, these Escrowed Shares are excluded from “Ordinary Shares Beneficially Owned Prior to the Offering”. These shares are being registered in accordance with the terms of the Registration Rights Agreement, dated as of December 17, 2021, by and between the Company, the selling shareholder and the other parties thereto, as described under “Description of Securities—Registration Rights and Lock-Up Arrangements”. Tensie Whelan served as a member of the board of directors of IIAC prior to the Effective Time.

TAXATION
Material United States Federal Income Tax Considerations
The following discussion is a summary of material U.S. federal income tax considerations applicable to owning Ordinary Shares. This discussion applies only to Ordinary Shares held as capital assets (generally held for investment). This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, or to investors subject to special tax rules, such as:
•Financial institutions;
•Insurance companies;
•Mutual funds;
•Pension plans;
•S corporations;
•Broker-dealers;
•Traders in securities that elect mark-to-market treatment;
•Regulated investment companies;
•Real estate investment trusts;
•Trusts and estates;
•Tax exempt organizations (including private foundations);
•Investors that hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;
•Holders that have a functional currency other than the U.S. dollar;
•U.S. expatriates;
•Investors subject to the U.S. “inversion” rules; and
•Holders owning or considered as owning (directly, indirectly or through attribution) (5% measured by vote or value) or more of Zegna’s Ordinary Shares; and
•Person who received any of Zegna’s stock as compensation.
This summary does not discuss any U.S. state or local or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax or the Medicare tax on net investment income.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. A partner in a partnership holding Ordinary Shares is urged to consult their tax advisor regarding the tax consequences to them of the ownership and disposition of Ordinary Shares.
This summary is based upon the U.S. Tax Code, the regulations promulgated by the U.S. Department of the Treasury, current administrative interpretations and practices of the U.S. Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS will not assert, or that a court will not sustain a position contrary to any of the tax considerations described below.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Ordinary Shares, as the case may be, that is:
•An individual who is a U.S. citizen or resident of the United States;
•A corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•An estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•A trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the U.S. Tax Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.
•A “non-U.S. Holder” is a beneficial owner of Ordinary Shares that is not a United States person and is not a partnership for United States federal income tax purposes.
•A holder should consult its own tax advisor regarding the United States federal, state and local tax consequences of owning and disposing of Ordinary Shares in its particular circumstances.
U.S. Holders
Dividends and Other Distributions on Ordinary Shares
Subject to the PFIC rules discussed below under the heading “—Passive Foreign Investment Company Rules,” distributions on Ordinary Shares generally will be taxable as dividends for U.S. federal income tax purposes to the extent paid from Zegna’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Zegna’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Ordinary Shares and will be treated as described below under the heading “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares.” The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent), which, as described below under the heading “—Material Dutch Tax Considerations—Zegna Shares” and “—Material Italian Tax Considerations—Ordinary Shares” is expected to be in respect of Italian, and not Dutch, taxes. Zegna does not expect to calculate earnings and profits in accordance with U.S. federal income tax principles, and accordingly, U.S. Holders should expect to generally treat distributions on Ordinary Shares as dividends taxable at the highest U.S. tax rates.
In the case of a U.S. Holder that is a corporation owning at least 10 percent of Zegna shares by vote and value, a dividend received by such a U.S. Holder on a share of Zegna may be eligible for a dividends-received deduction with respect to the U.S. source portion of such dividends. Any such corporate U.S. Holders must have owned such shares for over 46 days during the 91-day period beginning on the date which is 45 days before the ex-dividend date. The Code also provides a dividends-received deduction for a dividend received from a “specified 10-percent owned foreign corporation” by a U.S. corporation that is a “10 percent U.S. Shareholder” with respect to the foreign-source portion of such dividend. However, the deduction for the foreign-source portion of dividends received by specified 10-percent owned foreign corporations is generally disallowed in its entirety if the common share with respect to which the dividend is paid is owned by such corporate U.S. Holder for less than 366 days during the 731-day period beginning on the date which is 365 days before the date on which the common share becomes ex-dividend with respect to such dividend. Zegna does not intend to track and identify whether any portion of a dividend constitutes “post-86 Undistributed U.S. earnings” or “Undistributed Foreign Earnings” for purposes of the dividends received deductions. U.S. Holders should contact their tax advisor to determine whether such rules apply to any dividends received.
Amounts treated as dividends that Zegna pays to a U.S. Holder that is taxable as a corporation generally will be taxed at regular rates. With respect to non-corporate U.S. Holders, subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be eligible for treatment as “qualified dividend income” and taxed at the lower applicable long-term capital gains rate only if, among others: (i) Ordinary Shares are readily tradable on an established securities market in the United States or Zegna is eligible for benefits under an applicable tax treaty with the United States; (ii) Zegna is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year; and (iii) certain holding period requirements are met. The Ordinary Shares are listed on the NYSE, so the first of these requirements is expected to be met. The amount of any dividend distribution paid in Euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of payment, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. The foreign currency gain or loss from such conversion will be ordinary income or loss and generally will be U.S. source.
Subject to applicable limitations, Italian income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the applicable treaty with the United States will be eligible for credit against a U.S. treaty beneficiary’s U.S. federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the lower applicable long-term capital gains rates. For purposes of calculating the foreign tax credit, dividends paid on the Ordinary Shares will be foreign source and will generally constitute passive category income. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes, including any Italian income tax, in computing its taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares
Subject to the PFIC rules discussed below under the heading “—Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Ordinary Shares (determined as described herein), in each case as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitation. Gain or loss recognized by a U.S. Holder generally will be treated as U.S. source.
If Ordinary Shares are sold, exchanged, redeemed, retired or otherwise disposed of in a taxable transaction in exchange for Euro, the amount realized generally will be the U.S. dollar value of the Euro received based on the spot rate in effect on the date of sale, exchange, redemption, retirement or other taxable disposition. If a U.S. Holder is a cash method taxpayer and the Ordinary Shares are traded on an established securities market, Euro paid or received will be translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of Ordinary Shares traded on an established securities market, provided that the election is applied consistently from year to year. Such election cannot be changed without the consent of the IRS. Euro received on the sale or other disposition of an Ordinary Share generally will have a tax basis equal to its U.S. dollar value as determined pursuant to the rules above. Any gain or loss recognized by a U.S. Holder on a sale, exchange, redemption, retirement or other taxable disposition of the Euro will be ordinary income or loss and generally will be U.S. source.

Passive Foreign Investment Company (“PFIC”) Rules
Significant potential adverse U.S. federal income tax consequences, including certain reporting requirements, generally apply to any United States person who owns, or is treated as owning through the application of certain “attribution” rules, shares in a PFIC. Zegna, however, does not expect that it will be a PFIC for the current taxable year or any future taxable year.
The treatment of U.S. Holders of Ordinary Shares could be materially different from that described above if Zegna is treated as a PFIC for U.S. federal income tax purposes. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value and any partnership in which Zegna owns more than 25% by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value and any partnership in which Zegna owns more than 25% by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Finally, if Zegna were treated as a PFIC, certain additional “attribution” rules may apply to treat U.S. Holders as indirectly owning the subsidiary legal entities of Zegna, only for purposes of applying the PFIC rules to such entities. See additional information under the heading “—Related PFIC Rules”, below.
As previously stated, Zegna does not expect that it will qualify as a PFIC for U.S. federal income tax purposes for its most recent taxable year. Although Zegna’s PFIC status is determined annually, a determination that Zegna is a PFIC will generally apply for subsequent years to a U.S. Holder who held Ordinary Shares while Zegna was a PFIC, whether or not Zegna meets the test for PFIC status in those subsequent years.
If Zegna is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares and, in the case of Ordinary Shares, the U.S. Holder did not make either an applicable PFIC election (or elections) for the first taxable year of Zegna (or IIAC, as applicable) in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares).
Under these rules:
•the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;
•the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Zegna’s first taxable year in which Zegna is a PFIC, will be taxed as ordinary income;
•the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections
In general, if Zegna is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of Ordinary Shares by making and maintaining a timely and valid Qualified Electing Fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of Zegna’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which Zegna’s taxable year ends and each subsequent taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. However, in order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. Zegna does not expect that it is or will become a PFIC and, therefore, presently does not intend to provide the information necessary for U.S. Holders to make or maintain a QEF election (but can provide no assurance in this regard).
Alternatively, if Zegna is a PFIC and Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted basis in its Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.
The mark-to-market election is available only for “marketable stock,” which is, generally, stock that is regularly traded on a national securities exchange that is registered with the U.S. Securities and Exchange Commission, including the NYSE (on which the Ordinary Shares are listed). If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares under their particular circumstances.
Notwithstanding any PFIC election made by a U.S. Holder, dividends received from Zegna will not constitute “qualified dividend income” in a taxable year in which Zegna is a PFIC (or is treated as a PFIC with respect to such U.S. Holder) either in the taxable year of the distribution or the preceding taxable year. Dividends that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, the U.S. Holder must include the gross amount of any such dividend paid by Zegna out of its accumulated earnings and profits (as determined for United States federal income tax purposes) in their gross income, and it will be subject to tax at rates applicable to ordinary income.
Related PFIC Rules
If Zegna is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Zegna receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. Any PFIC elections made with respect to Zegna would not be effective for such lower-tier PFIC and the consequences of any distributions or dispositions would generally be as described above under the heading “—Passive Foreign Investment Company Rules.”
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may be required to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Department of the Treasury. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF and mark-to-market elections are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Ordinary Shares, are urged to consult their own tax advisors concerning the application of the PFIC rules to Zegna securities under their particular circumstances.
Loyalty Voting Program and Zegna Special Voting Shares
Loyalty Voting Program
NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE RECEIPT, OWNERSHIP OR DISPOSITION OF ZEGNA SPECIAL VOTING SHARES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES AND AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES ARE UNCERTAIN. ACCORDINGLY, U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND DISPOSITION OF ZEGNA SPECIAL VOTING SHARES.
Receipt of Zegna Special Voting Shares
The tax consequences of the receipt by a U.S. Holder of Zegna Special Voting Shares is unclear. While distributions of stock are tax-free in certain circumstances, the distribution of Zegna Special Voting Shares would be taxable if it were considered to result in a “disproportionate distribution.” A disproportionate distribution is a distribution or series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some shareholders of Zegna and an increase in the proportionate interest of other shareholders of Zegna in Zegna’s assets or earnings and profits. It is possible that the distribution of Zegna Special Voting Shares to a U.S. Holder and a distribution of cash in respect of Ordinary Shares could be considered together to constitute a “disproportionate distribution.” Unless Zegna has not paid cash dividends in the 36 months prior to a U.S. Holder’s receipt of Zegna Special Voting Shares and Zegna does not pay cash dividends in the 36 months following a U.S. Holder’s receipt of Zegna Special Voting Shares, Zegna intends to treat the receipt of Zegna Special Voting Shares as a distribution that is subject to tax as described above in “—Taxation of Dividends.” The amount of the dividend should equal the fair market value of the Zegna Special Voting Shares received. Zegna believes and intends to take the position that the value of each Zegna Special Voting Share is minimal. However, because the fair market value of the Zegna Special Voting Shares is factual and is not governed by any guidance that directly addresses such a situation, the IRS could assert that the value of the Zegna Special Voting Shares (and thus the amount of the dividend) as determined by Zegna is incorrect.
Ownership of Zegna Special Voting Shares
Zegna believes that U.S. Holders holding Zegna Special Voting Shares should not have to recognize income in respect of amounts transferred to the Zegna Special Voting Shares dividend reserve that are not paid out as dividends. Section 305 of the U.S. Tax Code may, in certain circumstances, require a holder of preferred shares to recognize income even if no dividends are actually received on such shares if the preferred shares are redeemable at a premium and the redemption premium results in a “constructive distribution.” Preferred shares for this purpose refer to shares that do not participate in corporate growth to any significant extent. Zegna believes that Section 305 of the U.S. Tax Code should not apply to any amounts transferred to the Zegna Special Voting Shares dividend reserve that are not paid out as dividends so as to require current income inclusion by U.S. Holders because, among other things, (i) the Zegna Special Voting Shares are not redeemable on a specific date and a U.S. Holder is only entitled to receive amounts in respect of the Zegna Special Voting Shares upon liquidation, and (ii) Section 305 of the U.S. Tax Code does not require the recognition of income in respect of a redemption premium if the redemption premium does not exceed a de minimis amount and, even if the amounts transferred to the special voting shares dividend reserve that are not paid out as dividends are considered redemption premium, the amount of the redemption premium is likely to be “de minimis” as such term is used in the applicable Treasury Regulations. Zegna therefore intends to take the position that the transfer of amounts to the Zegna Special Voting Shares reserve that are not paid out as dividends does not result in a “constructive distribution,” and this determination is binding on all U.S. Holders of Zegna Special Voting Shares other than a U.S. Holder that explicitly discloses its contrary determination in the manner prescribed by the applicable regulations. However, because the tax treatment of the loyalty voting program is unclear and because Zegna’s determination is not binding on the IRS, it is possible that the IRS could disagree with Zegna’s determination and require current income inclusion in respect of such amounts transferred to the Zegna Special Voting Shares dividend reserve that are not paid out as dividends.
Disposition of Zegna Special Voting Shares
The tax treatment of a U.S. Holder that has its Zegna Special Voting Shares redeemed for zero consideration after removing its common shares from the Loyalty Register is unclear. It is possible that a U.S. Holder would recognize a loss to the extent of the U.S. Holder’s basis in its Zegna Special Voting Shares, which should equal the amount that was included in income upon receipt. Such loss would be a capital loss and would be a long- term capital loss if a U.S. Holder has held its Zegna Special Voting Shares for more than one year. It is also possible that a U.S. Holder would not be allowed to recognize a loss upon the redemption of its Zegna Special Voting Shares and instead a U.S. Holder should increase the basis in its Ordinary Shares by an amount equal to the basis in its Zegna Special Voting Shares. Such basis increase in a U.S. Holder’s Ordinary Shares would decrease the gain, or increase the loss, that a U.S. Holder would recognize upon the sale or other taxable disposition of its Ordinary Shares.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE LOYALTY VOTING PROGRAM IS UNCLEAR AND U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS IN RESPECT OF THE CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF ZEGNA SPECIAL VOTING SHARES.
Additional Reporting Requirements
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable U.S. dollar thresholds are required to report information to the IRS relating to such assets, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.
Non-U.S. Holders
Dividends
Dividends on Ordinary Shares paid to a non-U.S. Holder will not be subject to United States federal income tax unless the dividends are “effectively connected” with the conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment maintained by a non-U.S. Holder in the United States if that is required by an applicable income tax treaty as a condition for subjecting a non-U.S. Holder to United States taxation on a net income basis. In such cases, a non-U.S. Holder generally will be taxed in the same manner as a U.S. holder. Corporate non-U.S. Holders may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if eligible for the benefits of an income tax treaty that provides for a lower rate, on “effectively connected” dividends.
Capital Gains
Non-U.S. Holders will not be subject to United States federal income tax on gain recognized on the sale or other disposition of Ordinary Shares unless the gain is “effectively connected” with the conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that is maintained in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. Holder to United States taxation on a net income basis, or if the non-U.S. Holder is an individual present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

Corporate non-U.S. Holders may be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if eligible for the benefits of an income tax treaty that provides for a lower rate on “effectively connected” gains.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made to a U.S. Holder within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S.
Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
A non-U.S. Holder is generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. A non-U.S. Holder is also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from sales effected at a U.S. office of a broker, as long as either (i) the non-U.S. Holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) the non-U.S. Holder otherwise establishes an exemption.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL HOLDERS DEPENDING UPON THE PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES INCLUDING THE TAX CONSEQUENCES UNDER U.S. STATE, LOCAL, ESTATE AND FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.
Material Dutch Tax Considerations—Zegna Shares
Taxation in the Netherlands
This summary outlines the principal Dutch tax consequences in connection with the acquisition, ownership and transfer of the Ordinary Shares and, if applicable, the Zegna Special Voting Shares (“Zegna Shares”). It does not present a comprehensive or complete description of all aspects of Dutch tax law which could be relevant to a holder of Zegna Shares. For Dutch tax purposes, a holder of Zegna Shares may include an individual or entity not holding the legal title to the Zegna Shares, but to whom, or to which, the Zegna Shares are, or the income therefrom is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the Zegna Shares or on specific statutory provisions. These include statutory provisions attributing Zegna Shares to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Zegna Shares.
This summary assumes that Zegna is organized and that its business will be conducted such that Zegna is considered to be exclusively tax resident in Italy, including for purposes of the Convention between the Kingdom of the Netherlands and the Republic of Italy for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and on capital (the “Italy-Netherlands Tax Treaty”). This should not be impacted by the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI”) as Italy has made a provisional reservation to Article 4 (Dual Resident Entities).
This summary is intended as general information only. Prospective holders of Zegna Shares should consult their own tax adviser regarding the tax consequences of any acquisition, ownership or transfer of Zegna Shares.

This summary is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus, including the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.
Any reference in this summary made to Dutch taxes, Dutch tax or Dutch tax law should be construed as a reference to any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.
Any reference made to a treaty for the avoidance of double taxation concluded by the Netherlands includes the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the State of the Netherlands (Belastingregeling voor het land Nederland), the Tax Regulations for the Netherlands and Curacao (Belastingregeling Nederland Curaçao), the Tax Regulations for the Netherlands and St. Maarten (Belastingregeling Nederland Sint Maarten) and the Agreement between the Taipei Representative Office in the Netherlands and the Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.
This summary is of non-limitative nature. Amongst others it does not describe any Dutch tax considerations or consequences that may be relevant where a holder of Zegna Shares:
(i)is an individual and the holder’s income or capital gains derived from the Zegna Shares are attributable to employment activities, the income from which is taxable in the Netherlands;
(ii)has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in Zegna within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) (the “ITA”). Generally, a holder of Zegna Shares has a substantial interest in Zegna if the holder, alone or – in case of an individual – together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster-children) of the holder or the partner, owns or holds, or is deemed to own or hold shares (such as the Zegna Shares) or certain rights to shares directly or indirectly representing 5% or more of Zegna’s issued capital as a whole or of any class of shares or profit participating certificates (winstbewijzen) relating to 5% or more of Zegna’s annual profits or 5% or more of Zegna’s liquidation proceeds;
(iii)is an entity that, although it is in principle subject to Dutch corporate income tax under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CITA”), is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund as described in section 5 CITA and a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA), or is an entity that is not tax resident in the Netherlands and that has a function comparable to a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA;
(iv)is an investment institution (beleggingsinstelling) as described in Section 28 CITA, or is an entity that is not tax resident in the Netherlands and that has a function comparable to an investment institution (beleggingsinstelling) as described in Section 28 CITA;
(v)is required to apply the participation exemption (deelnemingsvrijstelling) with respect to the Zegna Shares (as defined in Section 13 CITA). Generally, a holder of Zegna Shares is required to apply the participation exemption if it is subject to Dutch corporate income tax and it, or a related entity, holds an interest of 5% or more of the nominal paid-up share capital in Zegna; or
Withholding Tax
Based on Dutch domestic law, a holder of shares and/or warrants in a corporate entity incorporated under Dutch law is generally subject to Dutch dividend withholding tax at a rate of 15% on dividends distributed. In a tax ruling obtained in September 2022 and which is valid from January 1, 2022 to December 31, 2026, the Dutch tax authorities have, however, confirmed that an Italian corporate entity which has been legally converted into a Dutch N.V. is not considered to be incorporated under Dutch law, as a result of which this incorporation fiction does not apply. Provided that Zegna is exclusively tax resident in Italy for purposes of the Italy-Netherlands Tax Treaty and is not tax resident of the Netherlands based on any other criterion than the incorporation fiction, distributions made by Zegna will not be subject to Dutch dividend withholding tax regardless to whom they are made and identification of holders of Zegna Shares will not be required. Any amount withheld from distributions made prior to the date on which the tax ruling was obtained, will be refunded to the holder of Zegna Shares.
Taxes on Income and Capital Gains
Residents of the Netherlands
The description of certain Dutch tax consequences in this summary is only intended for the following holders of Zegna Shares:
(i)individuals who are resident or deemed to be resident in the Netherlands (“Dutch Resident Individuals”); and
(ii)entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands (“Dutch Resident Corporate Entities”).
Dutch Resident Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities
Generally, the Zegna Shares held by a Dutch Resident Individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, or who is so engaged or deemed to be engaged but the Zegna Shares are not attributable to that enterprise or miscellaneous activities, will be subject to an annual income tax imposed on a fictitious yield on the fair market value of the Zegna Shares on January 1 of each calendar year under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income or capital gains realized, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Zegna Shares, is based on fictitious percentages applied to the fair market value of (i) bank savings, (ii) other assets, including the Zegna Shares, and (iii) liabilities.
Taxation only occurs if and to the extent the sum of the fair market value of bank savings and other assets minus the fair market value of the liabilities exceeds a certain threshold (heffingvrij vermogen). The tax rate under the regime for savings and investments is a flat rate of 32%.
For the calendar year 2023, the fictitious percentages applicable are for the first category (bank savings) 0.01%, for the second category (other assets, including the Ordinary Shares) 6.17% and for the third category (bank savings and liabilities) 2.46%.
Transactions in the three months periods before and after January 1 will for this purpose be ignored unless the holder of Zegna Shares can demonstrate that such transactions are implemented for other reasons than arbitration between fictitious yield percentages.
The fictitious percentages referred to above are considered by the Dutch government to be in compliance with a decision of the Dutch Supreme Court of 24 December 2021 (ECLI:NL:HR:2021:1963) regarding the incompatibility of the previous regime for savings and investments with the European Convention on Human Rights. Holders of Zegna Shares are nevertheless advised to consult their tax advisor on whether any tax levied under the current regime for savings and investments, including in respect of the Zegna Shares, is in accordance with this convention.
Dutch Resident Corporate Entities
Dutch Resident Corporate Entities are generally subject to corporate income tax at statutory rates up to 25.8% on any benefits derived or deemed to be derived from the Zegna Shares, including any capital gains realized on their transfer.

Non-Residents of the Netherlands
The description of certain Dutch tax consequences in this summary is only intended for the following holders of Zegna Shares:
(i)individuals who are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Individuals”); and
(ii)entities that are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Corporate Entities”).
Non-Dutch Resident Individuals
A Non-Dutch Resident Individual will not be subject to any Dutch taxes on income or capital gains derived from the acquisition, holding or transfer of the Zegna Shares unless:
(i)the Non-Dutch Resident Individual derives profits from an enterprise, whether as entrepreneur or by being co-entitled to the net worth of this enterprise other than as an entrepreneur or shareholder and this enterprise is fully or partly carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands to which the Zegna Shares are attributable;
(ii)the Non-Dutch Resident Individual derives benefits from miscellaneous activities carried on in the Netherlands in respect of the Zegna Shares, including activities which are beyond the scope of active portfolio investment activities; or
(iii)the Non-Dutch Resident Individual is entitled to a share—other than by way of securities—in the profits of an enterprise, which is effectively managed in the Netherlands and to which the Zegna Shares are attributable.
Non-Dutch Resident Corporate Entities
A Non-Dutch Resident Corporate Entity will not be subject to any Dutch taxes on income or capital gains derived from the acquisition, holding or transfer of the Zegna Shares unless:
(i)the Non-Dutch Resident Corporate Entity derives profits from an enterprise, which is fully or partly carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands to which the Zegna Shares are attributable; or
(ii)the Non-Dutch Resident Corporate Entity is entitled to a share—other than by way of securities—in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which the Zegna Shares are attributable.
Dutch Gift Tax or Inheritance Tax
No Dutch gift tax or inheritance tax is due in respect of any gift of the Zegna Shares by, or inheritance of the Zegna Shares on the death of, a holder of Zegna Shares, unless:
(i)the holder is resident, or is deemed to be resident, in the Netherlands at the time of the gift or death of the holder;
(ii)the holder dies within 180 days after the date of the gift of the Zegna Shares and was, or was deemed to be, resident in the Netherlands at the time of the holder’s death but not at the time of the gift; or
(iii)the gift of the Zegna Shares is made under a condition precedent and the holder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.
For purposes of Dutch gift tax or inheritance tax, an individual who is of Dutch nationality will be deemed to be resident in the Netherlands if this individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or the Shareholder’s death. For purposes of Dutch gift tax, any individual, irrespective of nationality, will be deemed to be resident in the Netherlands if this individual has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.
Other Taxes and Duties
No other Dutch taxes, including taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by, or on behalf of, the holder of Zegna Shares by reason only of the acquisition, holding and transfer of the Zegna Shares.
Residency
A holder of Zegna Shares will not become a resident or deemed resident of the Netherlands by reason only of holding the Zegna Shares.
Material Italian Tax Considerations – Ordinary Shares Taxation in Italy
The information set out below is a general summary of the material Italian tax consequences connected with the acquisition, ownership and transfer of the Ordinary Shares and, if applicable, Zegna Special Voting Shares.
This summary does not purport to be a comprehensive description of every aspect of Italian taxation that may be relevant in the hands of a particular holder of the Ordinary Shares, and, if applicable, Zegna Special Voting Shares, who may be subject to special treatment under the applicable law, nor does this summary intend to be applicable in all respects to all categories of holders of the Ordinary Shares, Zegna Special Voting Shares. For purposes of Italian tax law, a holder of the Ordinary Shares may include an individual or entity who does not have the legal title to the Ordinary Shares, but to whom or to which nevertheless the Ordinary Shares or the income therefrom are attributed based on specific statutory provisions or on the basis of such individual or entity having an interest in the Ordinary Shares or the income therefrom.
This summary assumes that the Ordinary Shares are listed on a regulated market, qualified as such for Italian tax purposes. This summary also assumes that Zegna is organized and that its business is and will be conducted such that Zegna is considered to be tax resident in Italy for purposes of the tax treaty as concluded between the Netherlands and Italy. A change to the organizational structure or to the manner in which Zegna conducts its business may invalidate the contents of this section, which will not be updated to reflect any such change.
This summary is based upon the tax laws of the Republic of Italy and upon the case law/practice (unpublished case law/practice is not included) as it stands at the date of this prospectus. The law upon which this description is based is subject to change, potentially with retroactive effect. Any such change may invalidate the contents of this description, which will not be updated to reflect this change. The summary does not address the tax consequences arising in any jurisdiction other than Italy.
As this is a general summary, holders of the Ordinary Shares, Zegna Special Voting Shares and/or the Warrants should consult their own tax advisors as to the Italian or other tax consequences connected with the acquisition, ownership and transfer of the Ordinary Shares, Zegna Special Voting Shares, including, in particular, the application to their particular situations of the tax considerations discussed below.
For purposes of this section, the following terms have the meaning defined below:
•“CITA”: Presidential Decree No. 917 of December 22, 1986 (the Consolidated Income Tax Act);
•“EEA State”: a State that is party to the European Economic Area Agreement;
•“Finance Act 2017”: Law No. 232 of December 11, 2016;
•“Finance Act 2018”: Law No. 205 of December 27, 2017;
•“Finance Act 2019”: Law No. 145 of December 30, 2018;

•“Finance Act 2020”: Law No. 160 of December 27, 2019;
•“Finance Act 2021”: Law No. 178 of December 30, 2020;
•“IRAP”: Regional Tax on productive activities;
•“IRES”: Italian corporate income tax;
•“Italian White List”: the list of countries and territories allowing a satisfactory exchange of information with Italy (i) currently included in the Italian Ministerial Decree of September 4, 1996, as subsequently amended and supplemented or (ii) once effective in any other decree or regulation that will be issued in the future to provide the list of such countries and territories (and that will replace Ministerial Decree of September 4, 1996), including any country or territory that will be deemed listed therein for the purpose of any interim rule;
•“Non-Qualified Holdings”: holdings of the Ordinary Shares and any other rights or securities through which Ordinary Shares may be acquired, other than Qualified Holdings;
•“Qualified Holdings”: holdings of the Ordinary Shares and any other rights or securities through which the Ordinary Shares may be acquired, that represent, in case of shares listed on regulated markets, either (i) more than 2% of the overall voting rights exercisable at ordinary shareholders’ meetings or (ii) an interest in Zegna’s issued and outstanding capital exceeding 5%; and
•“Transfer of Qualified Holdings”: transfers of the Ordinary Shares and any other rights or securities through which the Ordinary Shares may be acquired, that exceed, over a period of 12 (twelve) months, the threshold for qualifying as Qualified Holdings. The twelve-month period starts from the date when the shares, securities and the rights owned represent a percentage of voting rights or interest in Zegna’s capital that exceeds the aforesaid thresholds. In case of rights or securities through which the Ordinary Shares may be acquired, the percentage of voting rights or interest in Zegna’s capital potentially attributable to the holding of such rights and securities is taken into account.
The Finance Act 2018 materially changed the tax regime applicable to dividends and capital gains from Qualified Holdings received or realized by Italian resident persons not engaged in a business activity and by non-resident persons without a permanent establishment in Italy. This section only describes the tax regime applicable to (i) dividends paid out of profits that Zegna has realized as of fiscal year 2018, and (ii) capital gains realized on the shares at January 1, 2019.
Taxation of Dividends
The tax regime summarized in this subsection “—Taxation of Dividends” applies only to classes of holders of the Ordinary Shares and, if applicable, of the Zegna Special Voting Shares that are described here below.
Dividends paid by Zegna are subject to the tax regime generally applicable to dividends paid by companies that are resident for tax purposes in the Republic of Italy. As mentioned, this subsection only describes the tax regime applicable to dividends paid out of profits that Zegna has realized as of fiscal year 2018.
Taxation of Holders of Ordinary Shares Tax Resident In Italy
Individuals not engaged in business activity
Under Decree No. 600 of September 29, 1973 (“Decree 600”), dividends paid from January 1, 2018 to Italian resident individuals who hold the Ordinary Shares neither in connection with a business activity nor in the context of the discretionary investment portfolio regime (risparmio gestito) as defined in subparagraph (A)(ii) below are subject to 26% tax withheld at source in Italy. In this case, the holders are not required to report the dividends in their income tax returns.

Subject to certain conditions (including a minimum holding period requirement) and limitations, dividends paid by Zegna may be exempt from any income taxation (including from the 26% tax withheld at source) if the Ordinary Shares do not represent a Qualified Holding and are included in a long-term savings account (piano di risparmio a lungo termine) that meets all the requirements set forth under Italian tax law.
Individuals not engaged in business activity and holding the Ordinary Shares under the “risparmio gestito” regime
Dividends paid from January 1, 2018 to Italian resident individuals who do not hold the Ordinary Shares in connection with a business activity are not subject to any tax withheld at source in Italy if (a) the holder has entrusted the management of the shares to an authorized intermediary under a discretionary asset management contract, and (c) the holder has elected for the discretionary investment portfolio regime (risparmio gestito) under Article 7 of Legislative Decree No. 461 of November 21, 1997 (“Decree 461”). In this case, the dividends are included in the annual accrued management result (risultato maturato annuo di gestione), which is subjected to a 26% substitute tax.
Sole Proprietors
Dividends paid to Italian resident individuals who hold the Ordinary Shares in connection with a business activity (“Sole Proprietors”) are not subject to any tax withheld at source in Italy, provided that, in this case, the holders declare at the time of receipt that the profits collected are from holdings connected with their business activity. In this case, dividends must be reported in the income tax return, but only 58.14% of such dividends are included in the holder’s overall business income taxable in Italy.
Partnerships (Italian “società in nome collettivo,” “società in accomandita semplice,” “società semplici” and similar Italian partnerships as referred to in Article 5 CITA)
No Italian tax is withheld at source on dividends paid to Italian business partnerships (such as Italian società in nome collettivo, società in accomandita semplice and similar partnerships as referred to in Article 5 CITA). Only 58.14% of such dividends is included in the overall business income to be reported by the business partnership.
If it is instead a non-business partnership (società semplice), based on Article 32-quarter of Law Decree No. 124 of October 26, 2019, as subsequently amended and supplemented, dividends are deemed to be received on a tax transparency basis by the partners and are subject to tax under the tax regime applicable to the relevant partner (i.e., as if they were directly paid to each partner).
Companies and other business entities referred to in Article 73(1)(a)-(b) CITA
No Italian tax is withheld at source on dividends paid to Italian resident companies and other Italian resident business entities as referred to in Article 73(1)(a)-(b) CITA, including, among others, corporations (società per azioni), partnerships limited by shares (società in accomandita per azioni), limited liability companies (società a responsabilità limitata) and public and private entities whose sole or primary purpose is to carry out business activities. Only 5% of such dividends are included in the overall business income subject to IRES, unless the Ordinary Shares are financial assets held for trading by holders that apply IAS / IFRS international accounting standards under Regulation No. 1606/2002 of the European Parliament and Council of July 19, 2002. In this latter case, the full amount of the dividends is included in the holder’s overall business income subject to IRES.
For some types of companies and under certain conditions, dividends are also partially included in the net value of production, which is subject to IRAP.
Non-Business Entities Referred to in Article 73(1)(c) CITA
No Italian tax is withheld at source on dividends paid to Italian resident non-business entities referred to in Article 73(1)(c) CITA (including Italian resident trusts that do not carry out a business activity), except for Italian undertakings for collective investment (“OICR”). The dividends are fully included in the holder’s overall income subject to IRES (only 77.74% of the dividend would instead be included in the holder’s overall income if it were paid out of profits formed until the fiscal year that was current on December 31, 2016).

For social security entities pursuant to Legislative Decree No. 509 of June 30, 1994 and Legislative Decree No. 103 of February 10, 1996, subject to certain conditions (including minimum holding period requirement) and limitations, dividends and other income from the Ordinary Shares that do not represent a Qualified Holding may be excluded from the taxable base if the social security entity earmarks the Ordinary Shares as eligible investment under Article 1(89) of Finance Act 2017 (as subsequently amended) to the extent, however, that investment in the Ordinary Shares (and other qualifying shares or units in undertakings for collective investment investing mainly in qualifying shares) represent no more than 10% of the gross asset value of the social security entity of the previous year.
At the fiscal year current on January 1, 2021, according to Article 1(44—46) of Finance Act 2021, 50% of the dividends paid to non-business entities referred to in Article 73(1)(c) CITA will be excluded from their IRES taxable base provided that they: (i) exclusively or mainly carry out any of the qualifying non-profit activities listed in Article 1(45) of Finance Act 2021 and (ii) earmark the related tax savings to a non-distributable reserve and use these resources to finance these non-profit activities.
Persons exempt from IRES and persons outside the scope of IRES
Dividends paid to Italian resident persons that are exempt from IRES are generally subject to 26% tax withheld at source. No Italian tax is instead withheld at source on dividends paid to persons that are outside the scope of IRES (esclusi) under Article 74(1) CITA.
Pension funds and OICR (other than real estate AIF)
No Italian tax is withheld at source on dividends paid to (a) Italian pension funds governed by Legislative Decree No. 252 of December 5, 2005 (Decree 252) and (b) Italian OICR, other than real estate investment funds and Italian real estate SICAFs (real estate alternative investment funds, or Real Estate AIF).
Dividends received by Italian pension funds are taken into account to compute the pension fund’s net annual accrued yield, which is subject to a 20% flat tax (imposta sostitutiva). Subject to certain conditions (including minimum holding period requirement) and limitations, dividends and other income from the Ordinary Shares may be excluded from the taxable base of the 20% flat tax if the pension fund earmarks the shares as eligible investment under Article 1(89)-(92) of Finance Act 2017 (as subsequently amended) to the extent, however, that investment in the shares (and other qualifying shares or units in undertakings for collective investment investing mainly in qualifying shares) represent no more than 10% of the gross asset value of the pension fund of the previous year.
Dividends received by OICR that are set up in, and organized under the laws of, Italy and that are subject to regulatory supervision (other than Real Estate AIF) are not subject to taxation at the level of the OICR.
Real estate AIF
No Italian tax is withheld at source on dividends paid to Italian Real Estate AIF. Moreover, dividends are not subject to either IRES or IRAP at the level of the Real Estate AIF. However, income realized by Italian Real Estate AIF is attributed pro rata to Italian resident holders, irrespective of any actual distribution, on a tax transparency basis if the Italian resident unitholders / shareholders are not institutional investors and hold units / shares in the Real Estate AIF representing more than 5% of the Real Estate AIF’s net asset value.
Taxation of Holders Of Ordinary Shares Not Tax Resident In Italy
Non-resident persons holding the Ordinary Shares through a permanent establishment in Italy
No Italian tax is withheld at source on dividends paid to non-resident persons that hold the Ordinary Shares through a permanent establishment in Italy to which the Ordinary Shares are effectively connected. Only 5% of the dividends are included in the overall income subject to IRES, unless the Ordinary Shares are financial assets held for trading by holders that apply IAS / IFRS international accounting standards under Regulation No. 1606/2002 of the European Parliament and the Council of July 19, 2002. In this latter case, the full amount of the dividends is included in the overall business income subject to IRES. If the Ordinary Shares are held by a non-resident Sole

Proprietor through a permanent establishment in Italy to which the Ordinary Shares are effectively connected, only 58.14% of the dividends is included in the overall income subject to personal income tax.
For some types of businesses and under certain conditions, dividends are also partially included in the net value of production, which is subject to IRAP.
Non-Resident Persons that Do Not Hold the Ordinary Shares through a permanent establishment in Italy
A 26% tax withheld at source generally applies on dividends paid to non-resident persons that do not have a permanent establishment in Italy to which the Ordinary Shares are effectively connected.
Subject to a specific application that must be submitted to the Italian tax authorities under the terms and conditions provided by law, non-resident holders are entitled to relief (in the form of a refund), which cannot be greater than 11/26 (eleven twenty-sixths) of the tax levied in Italy, if they can demonstrate that they have paid final tax abroad on the same profits. holders who may be eligible for the relief should consult with their own independent tax advisors to determine whether they are eligible for, and how to obtain, the tax refund.
As an alternative to the relief described above, persons resident in countries that have a double tax treaty in force with Italy may request that the withholding tax on dividends be levied at the (reduced) rate provided under the applicable tax treaty, provided that the non-resident person promptly submits proper documentation.
The domestic withholding tax rate on dividends is 1.2% (and not 26%) if the recipients and beneficial owners of the dividends of Ordinary Shares are companies or entities that are (a) resident for tax purposes in an EU Member State or in an EEA State that is included in the Italian White List and (b) subject to corporate income tax in such State. These companies and entities are not entitled to the relief described above.
The domestic withholding tax rate on dividends is 11% (and not 26%) if the recipients and beneficial owners of the dividends on the Ordinary Shares are pension funds that are set up in an EU Member States or an EEA State included in the Italian White List. These pension funds are not entitled to the relief described above. Moreover, Article 1(95) of Finance Act 2017 (as amended by Finance Act 2019) provides for an exemption from withholding taxation on dividends if a pension fund set up in an EU Member State or an EEA State holds shares in an Italian resident corporation (such as Zegna) for at least 5 years and only to the extent of dividends from investments in qualifying shares (or units in undertakings for collective investment investing mainly in qualifying shares) that represent no more than 10% of the gross asset value of the pension fund of the previous year. To benefit from this exemption, the EU pension fund (or an EEA pension fund established in a State allowing an adequate exchange of information) that is the beneficial owner of the dividends must submit an affidavit to the withholding agent whereby it declares that it meets the conditions for the exemption and that it undertakes to hold the shares for the required holding period.
At January 1, 2021, pursuant to Article 1(631-632) of Finance Act 2021, no Italian tax is withheld at source on dividends paid to (i) foreign undertakings for collective investment that comply with Directive 2009/65/EC, or (ii) foreign undertakings for collective investment that do not fall within the scope of Directive 2009/65/EC but whose asset manager is subject to regulatory supervision according to Directive 2011/61/EU, provided that in both case (i) and (ii) the foreign undertaking for collective investment is organized under the laws of an EU Member State or an EEA State that allows an adequate exchange of information.
Under Article 27-bis of Decree 600, which implemented in Italy the Directive 435/90/EEC of July 23, 1990, then recast in EU Directive 2011/96 of November 30, 2011 (the “Parent-Subsidiary Directive”), a company is entitled to a full refund of the withholding tax levied on the dividends if it (a) has one of the legal forms provided for in the appendix to the Parent-Subsidiary Directive, (b) is resident for tax purposes in an EU Member State without being considered to be resident outside the EU according to a double tax treaty signed with a non-EU country, (c) is subject in the country of residence to one of the taxes indicated in the appendix to the Parent Subsidiary Directive with no possibility of benefiting from optional or exemption regimes that have no territorial or time limitations, and (d) directly holds Ordinary Shares that represent an interest in the issued and outstanding capital of Zegna of no less than 10% for an uninterrupted period of at least one year. If these conditions are met, and as an alternative to submitting a refund request after the dividend distribution, the non-resident company may request that no tax is levied at the time the dividends are paid, provided that (x) the 1-year holding period under condition (d) above has already run and (y) the non-resident company promptly submits proper documentation. EU resident companies that are controlled directly or indirectly by persons that are not resident in a EU Member State may request the refund or the direct withholding exemption only if the EU resident companies prove that they do not hold the Ordinary Shares for the sole or primary purpose of benefiting from the Parent-Subsidiary Directive.
Under the Agreement between the European Community and the Swiss Confederation providing for measures equivalent to those laid down in Council Directive 2003/48/EC on taxation of savings income in the form of interest payments, the withholding tax refund / exemption regime described above also applies to dividends paid to a company that (a) is resident for tax purposes in Switzerland without being considered to be resident outside Switzerland according to a double tax treaty signed with a non-EU country, (b) is a limited company, (c) is subject to Swiss corporate tax without being exempted or benefiting from preferential tax regimes, and (d) directly holds Ordinary Shares that represent an interest in Zegna’s issued and outstanding capital of no less than 25% for an uninterrupted period of at least two years.
The application of the above-described tax relief, WHT reduction under the double tax treaties or WHT exemption, is subject to conditions required under the applicable laws and/or treaties, which may vary depending on the case, as well as to the fulfillment by the holders of certain formalities, such as the timely provision to the withholding tax agent of affidavits, self-statements and tax residence certificates. In this respect, holders should consult with their own independent tax advisors to determine whether they are eligible for, and how to obtain, such tax relief, WHT reductions or exemption.
Taxation of Distributions of Certain Capital Reserves
Special rules apply to the distribution of certain capital reserves, including reserves or funds created with share offerings’ premiums, adjusted interest paid by subscribers of shares, capital contributions, capital account payments made by holders or tax-exempt monetary revaluation funds. Under certain circumstances, such distribution may trigger taxable income in the hands of the recipients depending on the existence of current profits or outstanding profit reserves of the distributing company at the time of the distribution, and on the actual nature of the reserves so distributed. The application of such rules may also have an impact on the tax basis of the Ordinary Shares and the characterization of the taxable income received by the recipients as well as the tax regime applicable to it. Non-Italian resident holders may be subject to tax in Italy as a result of the distribution of such reserves pursuant to the same tax regime applicable to dividends as described at subsection “—Taxation of Dividends” above. Prospective investors should consult their advisers in case any distributions of such capital reserves occur.
Taxation of Capital Gains
The tax regime summarized in this subsection “—Taxation of Capital Gains” applies only to classes of holders of Ordinary Shares and, if applicable, Zegna Special Voting Shares that are described here below.
Taxation of Holders Of Ordinary Shares Tax Resident In Italy
Italian resident individuals not carrying out a business activity
Capital gains realized by Italian resident individuals upon the transfer for consideration of the Ordinary Shares (including securities or rights whereby Ordinary Shares may be acquired), other than capital gains realized in connection with a business activity, are subject to a 26% substitute tax (“CGT”). The taxpayer may opt for any of the following three tax regimes:
(i)The tax return regime (regime della dichiarazione). Under this regime, capital gains and capital losses realized during the tax year must be reported in the income tax return. The CGT on capital gains will be chargeable, on a cumulative basis, on all capital gains, net of any relevant incurred capital loss of the same nature. The CGT must be paid within the deadline for the payment of the balance income tax due on the basis of the tax return. Capital losses in excess of capital gains may be carried forward against capital gains of the same nature realized in the following four years, provided that such capital losses are reported in the tax return of the year when they were realized. Capital losses realized on transfers of Non-Qualified

Holdings before 2019 should be allowed to offset capital gains realized on Transfers of Qualified Holdings as of 2019. The tax return method is mandatory if the taxpayer does not choose one of the two alternative regimes mentioned in (b) and (c) below.
(ii)The non-discretionary investment portfolio (risparmio amministrato) regime (optional). Under this regime, CGT is applied separately on capital gains realized on each transfer of the Ordinary Shares. This regime is allowed subject to (x) the Ordinary Shares being managed or in custody with Italian banks, broker-dealers (società di intermediazione mobiliare) or certain authorized financial intermediaries; and (y) an express election being made in writing in due time by the relevant holder. Under this regime, the financial intermediary is responsible for accounting for and paying (on behalf of the taxpayer) CGT in respect of capital gains realized on each transfer of the Ordinary Shares (as well as in respect of capital gains realized at revocation of the intermediary’s mandate), net of any relevant capital losses. Capital losses may be carried forward and offset against capital gains realized within the same relationship of deposit in the same tax year or in the following tax years up to the fourth. Capital losses realized on transfers of Non-Qualified Holdings before 2019 should be allowed to offset capital gains realized on Transfers of Qualified Holdings as of 2019. Under this regime, the holder is not required to report capital gains in the annual income tax return.
(iii)The discretionary investment portfolio regime (risparmio gestito) (optional). This regime is allowed for holders who have entrusted the management of their financial assets, including the Ordinary Shares, to an authorized intermediary and have elected in writing into this regime. Under this regime, capital gains accrued on the Ordinary Shares are included in the computation of the annual increase in value of the managed assets accrued (even if not realized) at year end, which is subject to CGT. The managing authorized intermediary applies the tax on behalf of the taxpayer. Any decrease in value of the managed assets accrued at year end may be carried forward and offset against any increase in value of the managed assets accrued in any of the four following tax years. Under this regime, the holder is not required to report capital gains in the annual income tax return.
Subject to certain conditions (including minimum holding period requirement) and limitations, capital gains on the Ordinary Shares may be exempt from any income taxation (including from the 26% CGT) if the Ordinary Shares do not represent a Qualified Holding and are included in a long-term savings account (piano di risparmio a lungo termine) that meets all the requirements set forth under Italian tax law.
Sole proprietors and business partnerships (Italian “società in nome collettivo,” “società in accomandita semplice” and similar Italian partnerships as referred to in Article 5 CITA)
Capital gains realized by Italian Sole Proprietors and Italian business partnerships (Italian “società in nome collettivo,” “società in accomandita semplice” and similar Italian partnerships as referred to in Article 5 CITA) upon transfer for consideration of the Ordinary Shares must be fully included in the overall business income and reported in the annual income tax return. Capital losses (or other negative items of income) derived by this class of holders upon transfer for consideration of the Ordinary Shares would be fully deductible from the holder’s income.
However, if the conditions under a and b of subparagraph (A)(iii) below are met, only 49.72% (58.14% in case of Sole Proprietors) of the capital gains must be included in the overall business income. Capital losses realized on the Ordinary Shares that meet the conditions under a and b of subparagraph (A)(iii) below are only partially deductible (similarly to what is provided for the taxation of capital gains).
Companies and other business entities referred to in Article 73(1)(a)-(b) CITA
Capital gains realized by Italian resident companies and other business entities as referred to in Article 73(1)(a)- (b) CITA (including partnerships limited by shares and public and private entities whose sole or primary purpose is carrying out business activity) upon transfer for consideration of the shares must be fully included in the overall taxable business income subject to IRES in the tax year in which the capital gains are realized or, upon election, may be spread in equal installments over a maximum of five tax years (including the tax year when the capital gain is realized). The election for the installment computation is only available if the shares have been held for no less than three years and booked as fixed financial assets (immobilizzazioni finanziarie) in the last three financial statements.

However, under article 87 of the CITA (“participation exemption” regime), capital gains arising from the disposal of the Ordinary Shares are tax-exempt for 95% of such capital gains, whereas the remaining 5% is included in the holders’ taxable income and is subject to IRES, if the following conditions are met:
(i)the Ordinary Shares have been uninterruptedly held as of the first day of the twelfth month prior to the transfer, treating the shares acquired on the most recent date as being transferred first (on a “last in first out” basis);
(ii)the Ordinary Shares have been booked as fixed financial assets in the first financial statement closed during the holding period. In case of holders that draft their financial statements according to IAS / IFRS international accounting standards, the Ordinary Shares are deemed as fixed financial assets if they are not accounted as “held for trading”;
(iii) residence for tax purposes of the participated entity in a country other than those with a privileged tax regime in accordance with the criteria set out in Article 47-bis(1) CITA. This requirement must be met at the time when the capital gain is realized, without interruption, since the beginning of the holding of the Ordinary Shares or, if the shares are held since more than five years and the disposal is made in favor of entities not belonging to the sale group of the seller, from at least the beginning of the fifth tax period preceding the one in which the gain is realized; and
(iv)the participated entity carries out a commercial business activity according to the definition set forth in Article 55 CITA; however, this requirement is not relevant for shareholdings in companies whose securities are traded on regulated markets (as for the Ordinary Shares). This requirement must be met at the time when the capital gain is realized, without interruption, from at least the beginning of the third tax period preceding the one in which the gain is realized.
The transfer of Ordinary Shares booked as fixed financial assets and Ordinary Shares booked as inventory must be considered separately with reference to each class.
If the requirements for the participation exemption are met, any capital loss realized on the Ordinary Shares cannot be deducted.
Capital losses and negative differences between revenue and costs for Ordinary Shares that do not meet the requirements for participation exemption are not relevant up to the non-taxable amount of dividends, or of accounts thereof, received in the thirty six months prior to their transfer. This provision applies with reference to shares acquired during the 36-month period prior to the realization of capital losses or negative differences, provided that the conditions under (c) and (d) above are met; such a provision does not apply to parties who prepare their financial statements in accordance with IAS / IFRS international accounting standards referred to in Regulation (EC) No. 1606/2002 of the European Parliament and Council of July 19, 2002.
When the amount of the aforesaid capital losses (and negative differences) deriving from a transaction (or a series of transactions) on shares traded on regulated markets is greater than €50,000.00, the taxpayer must report the data and the information regarding the transaction to the Italian tax authorities.
Moreover, in case of capital losses greater than €5,000,000.00 deriving from the transfer (or a series of transfers) of shares booked as fixed financial assets, the holder must report the data and the information to the Italian tax authorities. holders that draft their financial statements according to IAS / IFRS international accounting standards are under no such obligation.
For some types of companies and under certain conditions, capital gains on the Ordinary Shares are also included in the net value of production that is subject to IRAP, at the ordinary rates.
Non-business entities referred to in Article 73(1)(c) CITA and non-business partnerships referred to in Article 5 CITA
Capital gains realized, outside the scope of a business activity, by Italian resident non-business entities referred to in Article 73(1)(c) CITA (other than OICR) and Italian non-business partnerships as referred to in Article 5 CITA are subject to tax under the same rules as provided for capital gains realized by Italian resident individuals who do not hold Zegna in connection with a business activity. For a short description of a favorable regime available to certain social security entities, see subparagraph (A)(v) of the subsection “—Taxation of Dividends” above.
Pension funds and OICR (other than Real Estate “AIF”)
Capital gains on Ordinary Shares held by Italian pension funds governed by Decree 252 must be taken into account to compute the pension fund’s net annual accrued yield, which is subject to a 20% flat tax (imposta sostitutiva). For a short description of a favorable regime available to pension funds, subsection “—Taxation of Dividends” above.
Capital gains on Ordinary Shares held by OICRs that are set up in, and organized under the laws of, Italy and that are subject to regulatory supervision (other than Real Estate AIF) are not subject to tax at the level of the OICR.
Real estate AIF
Capital gains on Ordinary Shares held by Italian Real Estate AIF are not subject to IRES or IRAP at the level of the Real Estate AIF.
Non-Italian Resident Persons
Non-resident persons holding the Ordinary Shares through a permanent establishment in Italy
If non-Italian resident persons hold the Ordinary Shares through a permanent establishment in Italy to which the Ordinary Shares are effectively connected, capital gains realized upon disposal of the Ordinary Shares must be included in the permanent establishment’s income taxable in Italy according to the tax regime as provided for the capital gains realized by Italian resident companies and other business entities as referred to in Article 73(1)(a)-(b) CITA, which is summarized under subparagraph (A)(iii) above. If the Ordinary Shares are not connected to a permanent establishment in Italy of the non-resident person, reference must be made to subparagraph (B)(ii) below.
Non-resident persons that do not hold the Ordinary Shares through a permanent establishment in Italy Non-Qualified Holdings.
Based on the fact that Ordinary Shares are listed on a regulated market, no tax applies in Italy on capital gains realized by non-Italian resident holders without a permanent establishment in Italy upon transfer for consideration of Ordinary Shares that do not qualify as Transfers of Qualified Holdings, even if the Ordinary Shares are held in Italy and regardless of the provisions set forth in any applicable double tax treaty. In such case, in order to benefit from this exemption, non-Italian resident holders who hold the Ordinary Shares with an Italian authorized financial intermediary and either are subject to the non-discretionary investment portfolio regime or have elected for the discretionary investment portfolio regime may be required to timely submit to the Italian authorized financial intermediary an affidavit whereby they state that they are not resident in Italy for tax purposes.
Qualified Holdings.
Capital gains realized by non-Italian resident holders without a permanent establishment in Italy upon Transfers of Qualified Holdings are subject to tax under the rules as provided for capital gains realized by Italian resident individuals who do not hold the Ordinary Shares in connection with a business activity.
The tax regimes described above will not prevent the application, if more favorable to the taxpayer, of any different provisions of any applicable double taxation treaty with Italy. Most double taxation treaties entered into by Italy provide that capital gains realized on the disposal of shares are subject to tax only in the country of residence of the seller. In such a case, the capital gains realized by non-resident holders on the disposal of the Ordinary Shares will not be subject to tax in Italy.
At January 1, 2021, under Article 1(633) of Finance Act 2021, no tax applies in Italy on capital gains realized by (i) foreign undertakings for collective investment that comply with Directive 2009/65/EC, or (ii) foreign undertakings for collective investment that do not fall within the scope of Directive 2009/65/EC but whose asset manager is subject to regulatory supervision according to Directive 2011/61/EU, provided that in both case (i) and (ii) the foreign undertaking for collective investment is organized under the laws of an EU Member State or an EEA State that allows an adequate exchange of information. In any case, the provisions of double tax treaties entered into by Italy may apply if more favorable.
Zegna Special Voting Shares
No statutory, judicial or administrative authority directly discusses how the receipt, ownership or disposal of the Zegna Special Voting Shares should be treated for Italian income tax purposes and as a result, the Italian tax consequences are uncertain. Accordingly, we urge Zegna shareholders to consult their tax advisors as to the tax consequences of the receipt, ownership and disposal of the Zegna Special Voting Shares.
Receipt of Zegna Special Voting Shares
A shareholder that receives Zegna Special Voting Shares issued by Zegna should in principle not recognize any material taxable income upon the receipt of the Zegna Special Voting Shares. Under a possible interpretation, the issue of Zegna Special Voting Shares can be treated as the issue of bonus shares free of charge to the shareholders out of existing available reserves of Zegna. Such issue should not have any material effect on the allocation of the tax basis of a shareholder between its Ordinary Shares and its Zegna Special Voting Shares. Because the Zegna Special Voting Shares are not admitted to listing and are transferable only in very limited circumstances (including, among other things, transfers to certain affiliates or to relatives through succession, donation or other transfers, provided that the corresponding Ordinary Shares registered in the Loyalty Register are also transferred to such party, or transfers with the approval of the Zegna Board) and their limited economic rights can be enjoyed only at the time of the liquidation of Zegna, we believe and intend to take the position that the fair market value of each Zegna Special Voting Share is minimal. However, because the determination of the fair market value of the Zegna Special Voting Shares is not governed by any guidance that directly addresses such a situation and is unclear, the Italian tax authorities could assert that the value of the Zegna Special Voting Shares as determined by us is incorrect.
Ownership of Zegna Special Voting Shares
Holders of the Zegna Special Voting Shares should not have to recognize income in respect of any amount transferred to the Zegna Special Voting Shares dividend reserve, but not paid out as dividends, in respect of the Zegna Special Voting Shares.
Disposition of Zegna Special Voting Shares
The tax treatment of a Zegna shareholder that has its Zegna Special Voting Shares redeemed for no consideration after removing its shares from the Loyalty Register is unclear. It is possible that a shareholder should recognize a loss to the extent of the shareholder’s tax basis (if any). The deductibility of such loss depends on individual circumstances and conditions generally required by Italian law. It is also possible that a Zegna shareholder would not be allowed to recognize a loss upon the redemption of its Zegna Special Voting Shares and instead should increase its basis in its Ordinary Shares by an amount equal to the tax basis (if any) in its Zegna Special Voting Shares.
Transfer Tax
Contracts or other legal instruments relating to the transfer of securities (including the transfer of the Ordinary Shares) are subject to registration tax as follows: (i) notary deeds (atti pubblici) and private deeds with notarized signatures (scritture private authenticate) executed in Italy must mandatorily be registered with the Italian tax authorities and are subject to €200.00 registration tax; and (ii) private deeds (scritture private) are subject to €200.00 registration tax only if they are voluntary filed for registration with the Italian tax authorities or if the so-called “caso d’uso” or “enunciazione” occurs.
Financial Transaction Tax
Article 1(491-500) of Law No. 228 of December 24, 2012 introduced a financial transaction tax (“FTT”) applicable, among others, to the transfers of the ownership of (i) shares issued by Italian resident corporations, (ii)

participating financial instruments (as defined under Article 2346(6) of the Italian Civil Code) issued by Italian resident corporations, and (iii) securities representing equity investments in Italian resident corporations, regardless of the place of residence of the issuer of such securities and of the place where the contract has been concluded.
The residence of the issuer for the purposes of FTT is the place where the issuer has its registered office (intended as its corporate seat).
Since the corporate seat of Zegna is not in Italy, transfers of ownership of the Ordinary Shares will not be subject to FTT.
Inheritance and Gift Tax
Subject to certain exceptions, Italian inheritance and gift tax is generally payable on transfers of assets and rights (including, possibly, the Ordinary Shares and the Zegna Special Voting Shares) (i) by reason of death or gift by Italian resident persons (or other transfers for no consideration and the creation of liens on such assets for a specific purpose), even if the transferred assets are held outside Italy, and (ii) by reason of death or gift by non-Italian resident persons, but limited to transferred assets held in Italy. Shares in corporations that are resident in Italy for tax purposes (because they have their corporate address or their place of effective management or their main business purpose in Italy for the greater part of the tax year) are deemed to be held in Italy.
Subject to certain exceptions, transfers of assets and rights (including the Ordinary Shares and the Zegna Special Voting Shares) on death or by gift are generally subject to inheritance and gift tax as follows:
•at a rate of 4% in case of transfers made to the spouse or relatives in direct line, on the portion of the global net value of the transferred assets, if any, exceeding, for each beneficiary, €1,000,000.00.
•at a rate of 6% in case of transfers made to relatives up to the fourth degree or relatives-in-law up to the third degree on the entire value of the transferred assets (in the case of transfers to brothers or sisters, the 6% rate is applicable only on the portion of the global net value of the transferred assets, if any, exceeding, for each beneficiary, €100,000.00).
•at a rate of 8% in any other case.
•If the transfer is made in favor of persons with severe disabilities, the tax applies on the value exceeding €1,500,000.00 at the rates illustrated above, depending on the type of relationship existing between the deceased or donor and the beneficiary.
Assets and rights (i) segregated in a trust, or (ii) allocated to special funds by entering into a fiduciary contract, or (iii) encumbered by special purpose liens under Article 2645-ter of the Italian Civil Code, in favor of persons with severe disabilities are exempt from the Italian inheritance and gift tax, provided that all the conditions set out in Article 6 of Law No. 112 of June 22, 2016 are met. The exemption from Italian inheritance and gift tax also applies to the re-transfer of assets and rights if the death of the beneficiary occurs before the death of the settlor.
Stamp Duty
Under Article 13(2bis—2ter) of Decree No. 642 of October 26, 1972, a 0.20% stamp duty generally applies on communications and reports that Italian financial intermediaries periodically send to their clients in relation to the financial products that are deposited with such intermediaries or with an Italian permanent establishment of a foreign financial intermediary. Shares are included in the definition of financial products for these purposes. Communications and reports are deemed to be sent at least once a year even if the Italian financial intermediary is under no obligation to either draft or send such communications and reports.
The stamp duty cannot exceed €14,000.00 per year for investors other than individuals.
The stamp duty applies to any investor who is a client (as defined in the regulations issued by the Bank of Italy on June 20, 2012) of an entity that exercises in any form a banking, financial or insurance activity within the Italian territory.

Wealth Tax on Financial Products Held Abroad
Under Article 19 of Decree No. 201 of December 6, 2011, individuals, non-business entities and non-business partnerships resident for tax purposes in Italy, which hold certain financial products outside of the Italian territory (including shares) are required to pay a wealth tax at the rate of 0.20%. The wealth tax applies on the market value at the end of the relevant year or—in the lack thereof—on the nominal value or the redemption value of such financial products held outside of Italian territory. The wealth tax cannot exceed €14,000 per year for investors other than individuals.
Taxpayers may deduct from the Italian wealth tax a tax credit equal to any wealth tax paid in the country where the financial products are held (up to the amount of the Italian wealth tax due).
Details of the financial activities held abroad have to be inserted in the income tax return to be filed in Italy by the Italian resident individuals.
Certain Reporting Obligations for Italian Resident Holders
Under Law Decree No. 167 of June 28, 1990, individuals, non-business entities and non-business partnerships that are resident in Italy for tax purposes and, during the fiscal year, hold financial assets abroad (including, possibly, the Ordinary Shares and the Zegna Special Voting Shares) must, in certain circumstances, disclose these financial assets to the Italian tax authorities in their income tax return (or if the income tax return is not due, in a proper form that must be filed within the same term as prescribed for the annual income tax return), regardless of the value of such assets (save for deposits or bank accounts having an aggregate value not exceeding €15,000.00 throughout the year). The requirement applies also if the persons above, being not the direct holder of the financial assets, are the beneficial owners thereof for the purposes of anti-money laundering legislation.
No disclosure requirements exist for financial assets (including, possibly, the Ordinary Shares and the Zegna Special Voting Shares) under management or administration entrusted to Italian resident intermediaries (Italian banks, broker-dealers (“SIM”), fiduciary companies or other professional intermediaries as indicated under Article 1 of Law Decree No. 167 of June 28, 1990) and for contracts concluded through their intervention, provided that the cash flows and the income derived from such assets and contracts have been subjected to Italian withholding tax or substitute tax by such intermediaries.

PLAN OF DISTRIBUTION
We are registering the possible resale from time to time by the selling shareholders of up to 189,902,164 Ordinary Shares. Such Ordinary Shares include:
(i)up to 32,623,099 Ordinary Shares issued to certain selling shareholders concurrently with the closing of the Business Combination between us and IIAC in connection with the PIPE Financing and the Offset PIPE Financing, for a purchase price of $10.00 per share;
(ii)up to 407,190 Ordinary Shares issued upon the cashless exercise (at an exercise ratio of 0.277 Ordinary Shares per warrant so exercised, in accordance with the terms of the warrant agreement) of our Private Placement Warrants; the Private Placement Warrants were issued by us in a private placement transaction in connection with the Business Combination: 5,900,000 of such Private Placement Warrants were issued by us in exchange for the private placement warrants originally issued by IIAC at the time of its initial public offering at a purchase price of $1.50 per warrant and 800,000 of such Private Placement Warrants were granted by us to certain of our directors; and
(iii)up to 156,871,875 Ordinary Shares currently held by certain selling shareholders, including (a) up to 155,400,000 Ordinary Shares held by the Zegna Initial Shareholders, which were acquired by such holders over the course of many years prior to the Business Combination when the Company was still a privately held company; Monterubello, which holds 149,734,550 Ordinary Shares (representing 59.9% of the total Ordinary Shares outstanding as of May 18, 2023 and 78.9% of the Ordinary Shares registered hereunder), is Zegna’s controlling shareholder and is owned by members of the Zegna family which founded Zegna’s business in 1910, and (b) up to 1,471,875 Ordinary Shares issued by us to holders of Class B Shares of IIAC, being the IIAC Initial Shareholders, in consideration for their contribution of such Class B Shares in connection with the Business Combination; such Class B Shares had been originally purchased by the IIAC Sponsor for a purchase price of approximately $0.002 per share, as disclosed in the registration statement on Form S-1 filed by IIAC.
All of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from such sales.
The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling shareholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling shareholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the securities for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling shareholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of NYSE;
•through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•short sales;
•distribution to employees, members, limited partners or stockholders of the selling shareholders;
•through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•by pledge to secured debt and other obligations;
•delayed delivery arrangement;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;
•at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, a selling shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the selling shareholders will sell all or any of the Ordinary Shares offered by this prospectus. In addition, the selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.
With respect to a particular offering of the securities held by the selling shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•the specific securities to be offered and sold;
•the names of the selling shareholders;
•the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•settlement of short sales entered into after the date of this prospectus;
•the names of any participating agents, broker-dealers or underwriters; and
•any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.
In connection with distributions of the securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the securities short and redeliver the securities to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The selling shareholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our Ordinary Shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our Ordinary Shares. Our Ordinary Shares are listed on NYSE under the ticker symbol “ZGN.”
The selling shareholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.
A selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling shareholder or borrowed from any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.
To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any broker-dealer or agent regarding the sale of the securities by the selling shareholders. Upon our notification by a selling shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
Certain of our shareholders have entered into lock-up agreements. See “Shares Eligible For Future Sales— Lock-Up Arrangements.”
We have agreed to indemnify certain of the selling shareholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.
We have agreed with certain selling shareholders pursuant to the Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as the securities of such selling shareholders covered by this prospectus no longer constitute “Registrable Securities” under and as defined in the Registration Rights Agreement.
We have agreed with certain selling shareholders pursuant to the PIPE Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the following: (i) the third anniversary of the Closing, (ii) the date on which the selling shareholder ceases to hold any PIPE Shares covered by this prospectus, and (iii) the date all PIPE Shares covered by this prospectus held by the selling shareholder may be sold under Rule 144 within 90 days, without the public information, volume or manner of sale limitations of such rule and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable. See also “Shares Eligible For Future Sale.”
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered in an offering to the public in that Relevant State, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under Regulation (EU) 2017/1129 (the “Prospectus Regulation”):
•to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
This prospectus has been prepared on the basis that any offer of shares in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for Zegna or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for Zegna or the underwriters to publish a prospectus for such offer.
For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable investors to decide to purchase or subscribe for any shares.
MiFID II Product Governance
Any person offering, selling or recommending the shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II (Directive 2014/65/EU) is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Each distributor will be required to represent and agree that it will not make an offer of securities which are the subject of the offering contemplated by this prospectus to the public in the Netherlands in reliance on Article 1(4) of the Prospectus Regulation, unless:
•such offer is made exclusively to qualified investors in the Netherlands; or
•standard exemption logo and wording are disclosed as required by article 5:4(2) of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht); or
•such offer is otherwise made in circumstances in which article 5:4(2) of the Dutch Financial Markets Supervision Act is not applicable, provided that no such offer of securities shall require us or any distributor to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

SHARES ELIGIBLE FOR FUTURE SALE
We had 400,000,000 Ordinary Shares authorized and 249,829,313 Ordinary Shares issued and outstanding as at May 18, 2023.
All of the Ordinary Shares that were issued in connection with the Business Combination are freely transferable without restriction or further registration under the Securities Act, other than any Ordinary Shares issued to our “affiliates”. Persons who may be deemed our affiliates generally include individuals or entities that control, are controlled by or are under common control with, us and may include our directors and executive officers, as well as our principal shareholders. The PIPE Shares were not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder, and are not freely transferable. The Ordinary Shares issued to our “affiliates” and the PIPE Shares are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act (see description below).
The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of Ordinary Shares by certain shareholders pursuant to the Registration Rights Agreement and the PIPE Subscription Agreements. We cannot make any prediction as to the effect, if any, that sales of our shares or the availability of our shares for sale will have on the market price of our Ordinary Shares. Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market price of our Ordinary Shares.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Ordinary Shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted Ordinary Shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•1% of the total number of ordinary shares then outstanding; or
•the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports; and
•at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.
Lock-Up Arrangements
The Ordinary Shares issued to the IIAC Initial Shareholders and the FPA Purchaser in connection with the Business Combination are subject to certain restrictions on transfer as described in “Description of Securities—Registration Rights and Lock-Up Arrangements.”
Escrowed Shares
The Escrowed Shares are held in escrow and will be released when the share price of Zegna equals or exceeds $15.00 per share for any twenty trading days within any consecutive thirty trading day period commencing after the Closing.
Notwithstanding the foregoing, any Escrowed Shares not released in accordance with such condition after the lapse of the seven-year anniversary of the Closing will be repurchased by Zegna for no consideration, and none of the IIAC Initial Shareholders shall have any rights with respect to such Escrowed Shares. During the escrow period, the IIAC Initial Shareholders shall not be entitled to vote or to receive dividends on the Escrowed Shares. Any Escrowed Shares not released in accordance with the release conditions after the lapse of the seven-year anniversary of the Closing will be repurchased by Zegna for no consideration, and none of the IIAC Initial Shareholders shall have any rights with respect to such Escrowed Shares.
Registration Rights
Certain of our shareholders are entitled to registration rights pursuant to the Registration Rights Agreement. For additional detail on the Registration Rights Agreement, see “Description of Securities—Registration Rights and Lock-Up Arrangements.”
In addition, the PIPE Investors have certain registration rights under the PIPE Subscription Agreements. For additional detail on the PIPE Subscription Agreements, see “Description of Securities—Registration Rights and Lock-Up Arrangements.”

EXPENSES RELATED TO THE OFFERING
Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the securities being registered hereby and the offer and sale of our Ordinary Shares by our selling shareholders. With the exception of the SEC registration fee, all amounts are estimates.

Amount
SEC Registration Fee	$537.56*
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous expenses	**
Total	**
__________________
*Does not include fees previously paid in connection with the filing of the registration statement on Form F-1 (File No. 333-262242 initially declared effective by the SEC on January 28, 2022, as amended and supplemented).
**     These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

ENFORCEMENT OF CIVIL LIABILITIES
Zegna is a company incorporated under the laws of the Netherlands, and a substantial portion of its assets are outside of the United States. Most of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.
LEGAL MATTERS
The validity of the Ordinary Shares offered by this prospectus and certain other legal matters as to Dutch law has been passed upon by De Brauw Blackstone Westbroek N.V.
EXPERTS
The financial statements of Ermenegildo Zegna N.V. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, and the effectiveness of Ermenegildo Zegna N.V’s internal control over financial reporting have been audited by Deloitte & Touche S.p.A., an independent registered public accounting firm, as stated in their reports, which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Ermenegildo Zegna N.V.’s internal control over financial reporting. Such financial statements are incorporated by reference in this prospectus in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, nor be required to comply with Regulation FD, which restricts the selective disclosure of material information.

The mailing address of Zegna’s principal executive office is Viale Roma 99/100, 13835 Valdilana loc. Trivero, Italy and its telephone number is +39 01575911. Zegna’s agent for U.S. federal securities law purposes is Marta Madoro, c/o Ermenegildo Zegna Corporation, 7th Floor, 10 East 53rd Street, New York, NY, 10022. Zegna also maintains a website at https://ir.zegnagroup.com. In this prospectus, the website addresses of the SEC and Zegna are provided solely for information and are not intended to be active links. Zegna is not incorporating the contents of the websites of the SEC and Zegna or any other entity into this prospectus.